Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

                                                                   EXHIBIT 10.34


                                                                  EXECUTION COPY







================================================================================





                               FORMATION AGREEMENT

                                 BY AND BETWEEN

                              NORTHERN TELECOM INC.

                                       AND

                       WILLIAMS COMMUNICATIONS GROUP, INC.

                            DATED AS OF APRIL 1, 1997



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
Article I
       Definitions and Construction.............................................................................  1
       1.1      Defined Terms...................................................................................  1
       1.2      Accounting Terms................................................................................ 11
       1.3      References...................................................................................... 11
       1.4      Headings........................................................................................ 11

Article II
       Formation of Newco....................................................................................... 11
       2.1      Initial Formation............................................................................... 11
       2.2      Merger of NCS Into Newco and Cash Payment....................................................... 11
       2.3      Merger of WilTel Into Newco..................................................................... 12
       2.4      Retained Assets................................................................................. 12
       2.5      Retained Liabilities............................................................................ 13
       2.6      Purchase of TTS Shares.......................................................................... 14
       2.7      Transfer of Certain NCS Assets.................................................................. 15
       2.8      Net Asset Adjustments........................................................................... 16

Article III
       Representations and Warranties of NTI.................................................................... 16
       3.1      Corporate Matters............................................................................... 16
       3.2      Validity of Agreement; No Conflict.............................................................. 17
       3.3      Governmental and Other Consents, Approvals and Authorizations................................... 18
       3.4      Title to and Condition of NCS Assets............................................................ 18
       3.5      Contracts, Commitments and Customers............................................................ 20
       3.6      Financial Statements............................................................................ 21
       3.7      Taxes........................................................................................... 23
       3.8      No Violations or Litigation..................................................................... 23
       3.9      Property Leases................................................................................. 23
       3.10     Environmental................................................................................... 24
       3.11     Insurance....................................................................................... 26
       3.12     Employment and Labor Matters.................................................................... 26
       3.13     Finder's Fee.................................................................................... 28
       3.14     Minute Books.................................................................................... 28
       3.15     Absence of Certain Changes...................................................................... 29
       3.16     No Untrue Statements............................................................................ 30
       3.17     Distributorship Terms........................................................................... 30


 Article IV
       Representations and Warranties of WCG.................................................................... 30
       4.1    Corporate Matters................................................................................. 30
       4.2      Validity of Agreement; No Conflict.............................................................. 31
       4.3      Governmental and Other Consents, Approvals and Authorizations................................... 32
       4.4      Title to and Condition of WilTel Assets......................................................... 33
       4.5      Contracts, Commitments and Customers............................................................ 34
       4.6      Financial Statements............................................................................ 35
       4.7      Taxes........................................................................................... 37
       4.8      No Violations or Litigation..................................................................... 37
       4.9      Property Leases................................................................................. 38
       4.10     Environmental................................................................................... 38
       4.11     Insurance....................................................................................... 40
       4.12     Employment and Labor Matters.................................................................... 40
       4.13     Finder's Fee.................................................................................... 42
       4.14     Minute Books.................................................................................... 43
       4.15     Absence of Certain Changes...................................................................... 43
       4.16     No Untrue Statements............................................................................ 44

Article V
       Matters Pending Closing.................................................................................. 44
       5.1      NTI Actions Pending Closing..................................................................... 44
       5.2      WCG Actions Pending Closing..................................................................... 48

Article VI
Conditions To Closing........................................................................................... 52
       6.1      Conditions to Obligation of the Parties......................................................... 52
       6.2      Conditions to Obligation of WCG................................................................. 52
       6.3      Conditions to Obligation of NTI................................................................. 54
       6.4      Closing Memorandum.............................................................................. 56

Article VII
       Closing.................................................................................................. 56

Article VIII
       Post-Closing Adjustment.................................................................................. 56
       8.1      True-Up of Section 2.7 Transactions............................................................. 56
       8.2      Tax Benefit Payment............................................................................. 57
       8.3      Tax Equalization Payment for Interim Period Earnings............................................ 57
       8.4      Netting of Post-Closing Adjustments............................................................. 58

Article IX
       Employee Matters......................................................................................... 58
       9.1      Employee Transfers and Plan Liabilities......................................................... 58


       9.2      Employee Services Agreement..................................................................... 59
       9.3      Reporting of Data............................................................................... 60
       9.4      Employment Related Claims....................................................................... 60
       9.5      Bonus Payments.................................................................................. 60
       9.6      Hiring Restrictions............................................................................. 60
       9.7      WARN Notices.................................................................................... 61
       9.8      Benefit Issues.................................................................................. 61
       9.9      Compensation.................................................................................... 63
       9.10     Relocation...................................................................................... 63

Article X
       Additional Agreements.................................................................................... 63
       10.1     Line of Credit.................................................................................. 63
       10.2     Network Services Agreement...................................................................... 63
       10.3     Delivery of Corporate Documents................................................................. 64
       10.4     Access to Information........................................................................... 64
       10.5     Nondisclosure of Proprietary Information........................................................ 64
       10.6     Administrative Services......................................................................... 65
       10.7     Further Assurances by the Parties............................................................... 66
       10.8     Third Party Consents............................................................................ 66
       10.9     Intellectual Property License Agreement......................................................... 66
       10.10    Tax Matters..................................................................................... 67
       10.11    Insurance Matters............................................................................... 68

Article XI
       Indemnification.......................................................................................... 68
       11.1     Indemnity Obligation............................................................................ 68
       11.2     Procedure....................................................................................... 70
       11.3     Failure to Pay Indemnification.................................................................. 71
       11.4     Survival of Obligations......................................................................... 72
       11.5     Exclusive Remedy................................................................................ 72

Article XII
       Termination.............................................................................................. 72
       12.1     Efforts to Satisfy Conditions................................................................... 72
       12.2     Termination..................................................................................... 73
       12.3     Liability Upon Termination...................................................................... 73

Article XIII
       Expenses................................................................................................. 73

Article XIV
       Resolution of Disputes................................................................................... 74


Article XV
       General Provisions....................................................................................... 74
       15.1     Notices......................................................................................... 74
       15.2     Governing Law................................................................................... 75
       15.3     Entire Agreement................................................................................ 75
       15.4     Assignment...................................................................................... 75
       15.5     Successors...................................................................................... 76
       15.6     Amendments; Waiver.............................................................................. 76
       15.7     Counterparts.................................................................................... 76
       15.8     Severability.................................................................................... 76
       15.9     No Third Party Beneficiaries.................................................................... 76
       15.10    Negotiated Transaction.......................................................................... 76

                                    EXHIBITS


Exhibit A                  Certificate of Formation (Section 1.1)

Exhibit B                  Certificate of Merger of WilTel (Section 1.1)

Exhibit C                  Certificate of Merger of NCS (Section 1.1)

Exhibit D                  LLC Agreement (Section 1.1)

Exhibit E                  Non-Competition Agreement (Section 1.1)

Exhibit F                  TTS Agreement (Section 2.6)

Exhibit G                  Accounts Receivable Note (Section 2.7(a))

Exhibit H                  Bill of Sale (Section 2.7(b))

Exhibit I                  Parent Guaranty (Section 6.3(o))

Exhibit J                  Employee Services Agreement (Section 9.2)

Exhibit K                  NTL Administrative Services Agreement (Section 10.6)

Exhibit L                  Williams Administrative Services Agreement
                           (Section 10.6)

Exhibit M                  Intellectual Property License Agreement
                           (Section 10.9)

Exhibit N                  Dispute Resolution Procedures (Article XIV)

                                    SCHEDULES

ARTICLE II: FORMATION OF NEWCO

Schedule
Number            Description
-----------------------------
2.2               Calculation of cash payment
2.4(a)(iii)       NCS Intercompany Notes
2.4(a)(v)         NTI Retained Assets
2.4(b)(iii)       WilTel Intercompany Notes and Accounts Receivable
2.4(b)(v)         WCG Retained Assets

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF NTI

3.1(b)            NCS stock ownership schedule
3.1(c)            Jurisdictions in which NCS is qualified to do business and in good standing
3.3(a)            NCS Consents
3.3(b)            NCS Permits
3.4(a)            NCS Assets
3.4(b)            NCS Owned Intellectual Property and Software
3.4(c)            NCS Licensed Intellectual Property and Software
3.4(d)            Essential Property of NCS not included in NCS Assets
3.4(e)            Additional NCS Intellectual Property Rights
3.5(a)            NCS Customer Agreements
3.5(b)            NCS Contracts and Guarantees
3.5(c)            NCS Customer Agreements and contracts not in full force and effect
3.5(d)            Consents/Waivers necessary for NCS Contracts
3.5(e)            NCS Contracts not made available to WCG
3.6(a)            NCS Year End Balance Sheet and NCS Financial Statements
3.6(b)            NCS Adjusted Year End Balance Sheet
3.6(d)            NCS Gross Revenue Schedule
3.6(e)            NCS First Quarter Statements
3.6(f)            NCS Adjusted Effective Date Balance Sheet
3.7(a)            NCS Tax Schedule
3.8(b)            NCS Claims
3.9               NCS Property Leases
3.10(b)           NCS Environment Compliance
3.10(c)           NCS Environmental Liabilities
3.10(d)           NCS Environmental Permits
3.10(e)           NCS Environmental claims and proceedings
3.10(f)           NCS Transfer Restrictions and Liens
3.11              NCS Insurance

3.12(a)
3.12(a)(i)        NCS Active Employees
3.12(a)(ii)       NCS Employees
3.12(b)           NCS Collective Bargaining Agreements
3.12(c)           NCS Employee Leave Schedule
3.12(e)           NCS ERISA Schedule
3.12(g)           NCS ERISA Obligations
3.12(h)           Transfer out of NCS Business since September 1, 1996
3.15              Certain changes by NCS
3.17              Distributorship Agreement and Systems Integrator Agreement
                  by and between NTI and NCS

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF WCG

4.1(b)            WilTel stock ownership schedule
4.1(c)            Jurisdictions in which WilTel is qualified to do business and is in good standing
4.3(a)            WilTel Consents
4.3(b)            WilTel Permits
4.4(a)            WilTel Assets
4.4(b)            WilTel Intellectual Property and Software
4.4(c)            WilTel Licensed Intellectual Property and Software
4.4(d)            Essential Property of WilTel not included in WilTel Assets
4.4(e)            Additional WilTel Intellectual Property Rights
4.5(a)            WilTel Customer Agreements
4.5(b)            WilTel Contracts and Guarantees
4.5(c)            WilTel Customer Agreements and not in full force and effect
4.5(d)            Consents/Waivers necessary for WilTel Contracts
4.5(e)            WilTel Contracts not made available to NTI
4.6(a)            WilTel Year End Balance Sheet and WilTel Financial Statements
4.6(b)            WilTel Adjusted Year End Balance Sheet
4.6(d)            WilTel Gross Revenue Schedule
4.6(e)            WilTel First Quarter Statement
4.6(f)            WilTel Adjusted Effective Date Balance Sheet
4.7(a)            WilTel Tax Schedule
4.8(b)            WilTel Claims
4.9               WilTel Property Leases
4.10(b)           WilTel Environmental Law Compliance
4.10(c)           WilTel Environmental Liabilities
4.10(d)           WilTel Environmental Permit
4.10(e)           WilTel Environmental claims and proceedings
4.10(f)           WilTel Transfer Restrictions and Liens
4.11              WilTel Insurance
4.12(a)

4.12(a)(i)        WilTel Active Employees
4.12(a)(ii)       WilTel Employees
4.12(b)           WilTel Collective Bargaining Agreements
4.12(c)           WilTel Employee Leave Schedule
4.12(e)           WilTel ERISA Schedule
4.12(g)           WilTel ERISA Obligations
4.12(h)           Transfers out of WiTel Business since September 1, 1996
4.15              Certain changes by WilTel

ARTICLE V: MATTERS PENDING CLOSING

5.1(b)            Permitted Transactions of NTI and NCS
5.2(b)            Permitted Transactions of WCG and WilTel

ARTICLE IX:

9.1(a)
9.1(b)            WilTel Employees
9.2               Fringe Benefits
9.6(b)            Current NCS Employees
9.6(c)            Newco officers and director-level employees that may be hired by WCG and its affiliates
9.8(g)            WilTel Union 401(k) Savings Plan

                               FORMATION AGREEMENT


         THIS FORMATION AGREEMENT (this "Agreement") dated as of April 1, 1997, by and between Northern Telecom Inc., a Delaware corporation ("NTI"), and Williams Communications Group, Inc., a Delaware corporation ("WCG")

                              W I T N E S S E T H:

         WHEREAS, (A) NTI desires to contribute its direct sales subsidiary, NCS (including Bell Atlantic Meridian Systems, a partnership in which NCS is a general partner and in which NCS will purchase the interest of the remaining general partner prior to closing), but excluding the NTI Retained Assets and the NTI Retained Liabilities (the "NCS Business");

                   (B) WCG desires to contribute WilTel, but excluding WilTel's investment in Intersys and its Internet service provider line of business (including WilTel's ownership of Digital Frontiers, LLC) and further excluding the WCG Retained Assets and the WCG Retained Liabilities (the "WilTel Business");

                   (C) NTI and WCG desire to combine the NCS Business and the WilTel Business by forming a Delaware limited liability company ("Newco") jointly owned by NTI and WCG, or a subsidiary of each, and to merge the WilTel Business and the NCS Business into Newco; and

                   (D) Newco will purchase the stock of TTS from NTL immediately after the merger of the WilTel Business and the NCS Business into Newco with cash consideration provided by WCG, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, NTI and WCG agree as follows:


                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINED TERMS. The capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

                  "Accounts Receivable Note" shall have the meaning given that term in Section 2.7(a) hereof;

                  "Affiliates" means, when used with respect to a specified Person, such specified Person's Subsidiaries or other Persons which are or which could be included on such Person's consolidated income statement for financial reporting purposes pursuant to GAAP, and/or any third Person which does or which could include such specified Person in such third Person's consolidated income statement for financial reporting purposes pursuant to GAAP; provided that Newco shall not be deemed to be an Affiliate of NTI, WCG or any of their respective Subsidiaries or Affiliates;

                  "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator or any public, private or industry regulatory authority, whether foreign, federal, state or local;

                  "BA Meridian" means Bell Atlantic Meridian Systems, a partnership in which NCS is a general partner;

                  "Benefit Program or Agreement" shall have the meaning given that term in each of Section 3.12(e) and Section 4.12(e) hereof;

                  "Bill of Sale" shall have the meaning given that term in
         Section 2.7 hereof;

                  "Business Day" means any day on which federal commercial banks are open for business for the purpose of sending and receiving wire transfers in Tulsa, Oklahoma and Houston, Texas.

                  "Cash Payment" shall have the meaning given that term in
         Section 2.2 hereof;

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.;

                  "Certificate of Formation" means the certificate of formation of Newco to be filed with the Secretary of State of Delaware in accordance with the DLLCA in the form attached hereto as Exhibit A;

                  "Certificate of Merger" means the certificate of merger of WilTel or NCS, as the case may be, and Newco to be filed with the Delaware Secretary of State in accordance with the DLLCA in the forms attached hereto as Exhibit B and Exhibit C, respectively;

                  "Claim" means any demand, demand letter, claim or notice of noncompliance or violation, in each case made in writing, or any Proceeding;

                  "Claim Notice" shall have the meaning given that term in
         Section 11.2(a) hereof;

                  "Closing" shall have the meaning given that term in Article
         VII;

                  "Closing Date" means the date of Closing;

                  "Code" means the Internal Revenue Code of 1986, as amended;

                  "DLLCA" shall have the meaning given that term in Section 2.1 hereof;

                  "Effective Date" means April 1, 1997;

                  "Employee Benefit Plans" shall have the meaning given that term in each of Section 3.12(e) and Section 4.12(e) hereof;

                  "Employee Services Agreement" shall have the meaning given that term in Section 9.2 hereof;

                  "Employee Transfer Date" means the last day of the third month following the Closing Date;

                  "Employment and Tax Representations and Covenants" shall have the meaning given that term in Section 11.4 hereof;

                  "Environmental Law" shall have the meaning given that term in each of Section 3.10(a)(i) and Section 4.10(a)(i) hereof;

                  "Environmental Representations" shall have the meaning given that term in Section 11.4 hereof;

                  "ERISA" shall have the meaning given that term in Section 3.12(d) hereof;

                  "ERISA Affiliate" shall have the meaning given that term in each of Section 3.12(e) and Section 4.12(e) hereof;

                  "GAAP" means generally accepted accounting principles in the United States;

                  "General Deductible" shall have the meaning given that term in
         Section 11.1(e);

                  "Hazardous Substance" shall have the meaning given that term in each of Section 3.10(a)(ii) and Section 4.10(a)(ii) hereof;

                  "Indemnified Party" shall have the meaning given that term in
         Section 11.1(d);

                  "Indemnifying Party" shall have the meaning given that term in
         Section 11.1(d);

                  "Intellectual Property" means U.S. and foreign patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, registered or common law copyrights, service names and trade names;

                  "Intellectual Property License Agreement" shall have the meaning set forth in Section 10.9;

                  "Intersys" means Intersys, S.A. de C.V., a Mexican
         Corporation;

                  "IRS" means the Internal Revenue Service of the United States of America;

                  "LLC Agreement" means the Limited Liability Company Agreement of Newco, in the form attached as Exhibit D hereto;

                  "Leases" shall have the meaning given that term in each of
         Section 3.9 and Section 4.9 hereof;

                  "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction;

                  "Litigation Claim" shall have the meaning given in each of
         Section 2.5(a)(ii) and Section 2.5(b)(ii);

                  "Litigation Deductible" shall have the meaning given that term in Section 11.1(f);

                  "Loss" or "Losses" means any and all damages, losses, liabilities, judgments, payments, obligations, penalties, assessments, costs, disbursements or expenses (including reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation of any kind or nature whatsoever) but excluding indirect and consequential damages;


         "Material Adverse Change" means an event, circumstance, condition or change that has a material adverse impact on the business prospects, operations or financial condition of the affected Person, it being understood that such event, circumstance, condition or change shall be considered material only if (x) it has, or would have a reasonable likelihood of resulting in, an impact on assets or liabilities of Ten Million Dollars ($10,000,000) or more, before tax effect; or (y) it has, or would have a reasonable likelihood of resulting in, a net negative pre-tax impact on the profit and loss statement of such Person of Four Million Dollars ($4,000,000) or more and is the result of a single event, circumstance or condition specific to such Person (excluding results from such person's general economic environment);



                  "Material Adverse Effect" means, an effect that results in or causes, or has a reasonable likelihood of resulting in or causing an adverse impact in the business, assets, results of operations (before tax effect) or financial condition of such Person and its subsidiaries, taken as a whole, in an amount, individually equal to or greater than $1,000,000;


                  "NCS" means Nortel Communications Systems Inc., a Delaware corporation and a wholly owned subsidiary of NTI inclusive of BA Meridian;

                  "NCS Active Employees" shall have the meaning given that term in Section 3.12(a) hereof;

                  "NCS Adjusted Effective Date Balance Sheet" shall have the meaning given that term in Section 3.6(f) hereof;

                  "NCS Adjusted Year End Balance Sheet" shall have the meaning given that term in Section 3.6(b) hereof;

                  "NCS Adjustment" shall have the meaning given that term in
         Section 2.8(a) hereof;

                  "NCS Assets" means the rights, properties, assets, claims, contracts and businesses of NCS of every kind, character or description, whether tangible or intangible, wherever located, but excluding the NTI Retained Assets;

                  "NCS Business" shall have the meaning given that term in the recitals;

                  "NCS Contracts" means all agreements, contracts, licenses, indentures, notes, including any instrument relating to the borrowing of money, guarantee or commitment to which NCS is a party or by which it or any of NCS Assets are bound, whether in writing or oral, but excluding Employee Benefit Plans;

                  "NCS Employees" shall have the meaning given that term in Sections 3.12(a) hereof;

                  "NCS Financial Statements" shall have the meaning given that term in Section 3.6(a) hereof;

                  "NCS First Quarter Statements" shall have the meaning given that term in Section 3.6(e) hereof;

                  "NCS Licensed Intellectual Property and Software" shall have the meaning given that term in Section 3.4(c) hereof;

                  "NCS Owned Intellectual Property and Software" shall have the meaning given that term in Section 3.4(b) hereof;

                  "NCS Real Property" shall have the meaning given that term in
         Section 3.10(b) hereof;

                  "NCS Transferring Employees" shall have the meaning given that term in Section 9.1;

                  "NCS Year End Balance Sheet" shall have the meaning given that term in Section 3.6(a);

                  "Net Transferred Receivables" shall have the meaning given that term in Section 2.7(a);

                  "Newco" shall have the meaning given that term in Section 2.1 hereof;

                  "Non-Competition Agreement" means the Non-Competition Agreement between Williams and NTL, in the form attached hereto as Exhibit E;

                  "NTI" shall have the meaning given that term in the preamble and any successor or assign permitted by this Agreement;

                  "NTI Retained Assets" shall have the meaning given that term in Section 2.4(a) hereof;

                  "NTI Retained Liabilities" shall have the meaning given that term in Section 2.5(a) hereof;

                  "NTL" means Northern Telecom Limited, a Canadian corporation;

                  "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by an Authority;

                  "Organizational Agreement" means the LLC Agreement or any agreement contemplated thereby, and "Organizational Agreements" means all of the foregoing agreements;

                  "Parent" means NTL or Williams, as the case may be;

                  "Party" means NTI or WCG, as the case may be, and "Parties" means NTI and WCG;

                  "Party Indemnitees" means a Party's Affiliates and the officers, directors, shareholders, agents, employees, representatives, successors and assigns of each of them;

                  "PBGC" shall have the meaning given that term in Section 3.12(g) hereof;

                  "Permit" means any license, permit, concession, warrant, franchise or other governmental authorization or approval of any Authority;

                  "Permitted Encumbrances" means (a) Liens for current taxes and assessments not yet due, (b) inchoate mechanics and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carrier liens arising in the ordinary course of business, (d) sellers' liens (on condition that the payable involved is not overdue), or (e) other minor imperfections in title that do not affect marketability or use;

                  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Authority or government (or agency or political subdivision thereof);

                  "Plan" shall have the meaning given that term in each of
         Section 3.12(e) and Section 4.12(e) hereof;

                  "Pre-Closing Period" shall have the meaning given that term in
         Section 10.10(a);

                  "Proceeding" means any action, suit, claim, investigation, review or other judicial or administrative proceeding, at law or in equity, before any Authority;

                  "Records" means all material agreements, documents, books, records and files relating to (i) with respect to NCS, NCS Assets, NCS Business or the NCS Contracts, and (ii) with respect to WilTel, the WilTel Assets, the WilTel Business or the WilTel Contracts;

                  "Release" shall have the meaning given that term in each of
         Section 3.10(a)(iii) and Section 4.10(a)(iii) hereof;

                  "Relevant Adverse Effect" means, an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, an adverse impact in the business, assets, results of operations (before tax effect) or financial condition of such Person and its subsidiaries, taken as a whole, in an amount, individually equal to or greater than $150,000;

                  "Software" means computer programs, including, object code and source code (except in the case of software licensed to NCS or WilTel with respect to which the source code is not included in the applicable license), input and output formats, control programs, program listings, general application and special application, system and communications programs, routines, sub-routines, translations, diagnostic activities, narrative descriptions, flow charts and operating instructions, as well as any modifications relating thereto;

                  "Subsidiary" means, with respect to any Person, a corporation more than 50% of the combined voting power of the outstanding stock of which is owned, directly or indirectly, by such Person;


                  "Tax" or "Taxes" means any United States or foreign federal, state, provincial, or local income tax, ad valorem tax, excise tax, sales tax, use tax, value added tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof;

                  "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes;

                  "Title Representations" shall have the meaning given that term in Section 11.4 hereof;

                  "Transferred Hard Assets" shall have the meaning given that term in Section 2.4(a);

                  "Transferred Receivables" shall have the meaning given that term in Section 2.7(a);

                  "Transferring Employees" means both NCS Transferring Employees and WilTel Transferring Employees;

                  "TTS" means TTS Meridian Systems, Inc., a Canadian corporation and wholly owned subsidiary of NTL;

                  "TTS Agreement" shall have the meaning given that term in
         Section 2.6 hereof;

                  "WCG" shall have the meaning given that term in the preamble and any successor or assign permitted by this Agreement;

                  "WCG Retained Assets" shall have the meaning given that term in Section 2.4(b) hereof;

                  "WCG Retained Liabilities" shall have the meaning given that term in Section 2.5(b) hereof;

                  "Williams" means The Williams Companies, Inc., a Delaware corporation;

                  "WilTel" means Williams Telecommunications Systems, Inc., a Delaware corporation and wholly owned subsidiary of WCG;

                  "WilTel Active Employees" shall have the meaning given that term in Section 4.12(a) hereof;

                  "WilTel Adjusted Effective Date Balance Sheet" shall have the meaning given that term in Section 4.6(f) hereof;

                  "WilTel Adjusted Year End Balance Sheet" shall have the meaning given that term in Section 4.6(b) hereof;

                  "WilTel Adjustment" shall have the meaning given that term in
         Section 2.8(b) hereof;

                  "WilTel Assets" means the rights, properties, assets, Claims, contracts and businesses of WilTel and the WilTel Subsidiaries of every kind, character or description, whether tangible or intangible, wherever located, but excluding the WCG Retained Assets;

                  "WilTel Business" shall have the meaning given that term in the recitals;

                  "WilTel Contracts" means all agreements, contracts, licenses, indentures, notes, including any instrument relating to the borrowing of money, guarantee or commitment to which WilTel is a party or by which it or any of WilTel Assets are bound, whether in writing or oral but excluding Employee Benefit Plans;

                  "WilTel Employees" shall have the meaning given that term in Sections 4.12(a) hereof;

                  "WilTel Financial Statements" shall have the meaning given that term in Section 4.6(a) hereof;

                  "WilTel First Quarter Statements" shall have the meaning given that term in Section 4.6(e) hereof;

                  "WilTel Licensed Intellectual Property and Software" shall have the meaning given that term in Section 4.4(c) hereof;

                  "WilTel Owned Intellectual Property and Software" shall have the meaning given that term in Section 4.4(b) hereof;

                  "WilTel Real Property" shall have the meaning given that term in Section 4.10(b) hereof;

                  "WilTel Subsidiaries" means WCS Microwave Services, Inc., a Delaware corporation, and WCS, Inc., a Delaware corporation;

                  "WilTel Transferring Employees" shall have the meaning given that term in Section 9.1 hereof.

                  "WilTel Year End Balance Sheet" shall have the meaning given that term in Section 4.6(a);

         1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as of the date of this Agreement.

         1.3 REFERENCES. As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular Article, provision, section or paragraph of this Agreement, (b) "or" mean "either or both", and (c) "Dollar" or "$" means U.S. Dollars. Unless otherwise specified, all references in this Agreement to Articles, Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Articles, Sections, paragraphs, Exhibits or Schedules in this Agreement.

         1.4 HEADINGS. The headings of the Articles and Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.


                                   ARTICLE II
                               FORMATION OF NEWCO

         2.1 INITIAL FORMATION. At or prior to the Closing, NTI and WCG shall form a limited liability company under the Delaware Limited Liability Company Act (the "DLLCA"), to be called WilTel Communications, LLC (hereinafter referred to as "Newco"). Newco shall elect to be treated as a partnership under the Code. Each of NTI and WCG shall cause Newco to take all action, and execute and deliver, record and file all instruments, documents and agreements, as may be reasonably necessary to form Newco under the DLLCA, including, filing the Certificate of Formation with the Secretary of State of Delaware.


         2.2 MERGER OF NCS INTO NEWCO AND CASH PAYMENT. At the Closing, subject to the terms and conditions of this Agreement, NTI shall cause NCS to merge with and into Newco, with effect at the Effective Date, in exchange for a 30% membership interest in Newco and the payment by WCG to NTI of cash (the "Cash Payment") in an amount equal to the following:

****

         2.3 MERGER OF WILTEL INTO NEWCO. At the Closing, subject to the terms and conditions of this Agreement, WCG shall cause WilTel to merge with and into Newco, with effect at the Effective Date, in exchange for a 70% membership interest in Newco, and shall pay to NTI the Cash Payment.


         2.4 RETAINED ASSETS.


                  (a) NTI Retained Assets. Prior to the Closing, NTI shall cause NCS to execute such documents as are necessary to assign, transfer or convey to NTI or an Affiliate of NTI the following assets in order to exclude such assets from the merger: (i) the Accounts Receivable Note and the proceeds from the transfer of inventory and fixed assets pursuant to Section 2.7(b), (ii) any rights in, to and under the trademarks, servicemarks and tradenames Nortel, Nortel and Design(TM) or any other trademark, servicemark or tradenames, whether registered or otherwise, of NTL or NTI or their Affiliates, (iii) any intercompany notes payable to, or to the order of, NCS listed on Schedule 2.4(a)(iii) hereto, (iv) any prepaid Taxes or deferred Tax benefits relating to the NCS Business for any periods ending on or prior to the Closing Date, and (v) rights in and to the items listed on Schedule 2.4(a)(v) (collectively, the "NTI Retained Assets").



------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                  (b) WCG Retained Assets. Prior to the Closing, WCG shall cause WilTel to execute such documents as are necessary to assign, transfer or convey to WCG or an Affiliate of WCG the following assets in order to exclude such assets from the merger: (i) any tangible or intangible asset to the extent, but only to the extent, it relates to or is used in connection with the development, marketing, licensing, sale or use of internet services, (ii) any capital stock or note of Intersys, (iii) any intercompany note or account receivable of WilTel or any WilTel Subsidiary from any of their respective Affiliates that may be receivable on the Effective Date in the accounts set forth on Schedule 2.4(b)(iii) hereto, (but excluding any amounts receivable for goods and services rendered in the ordinary course of the WilTel Business), (iv) any prepaid Taxes or deferred Tax benefits relating to the WilTel Business for any periods ending on or prior to the Closing Date, and (v) rights in and to the items listed on
Schedule 2.4(b)(v) (collectively, the "WCG Retained Assets").


         2.5 RETAINED LIABILITIES.

                  (a) NTI Retained Liabilities. Newco shall not assume, and on or prior to the Closing Date NTI (or an Affiliate of NTI reasonably satisfactory to WCG) shall assume and agree to pay, perform and discharge, the following liabilities of NCS (the "NTI Retained Liabilities"):



                      (i) any liability, Claim or obligation (whether actual,
                  contingent, known or unknown) for any Taxes relating to the NCS Business for any periods ending on or prior to the Closing Date;

                      (ii) any liability or obligation (whether actual,
                  contingent, known or unknown) of NCS arising out of any Claim or oral demand which a third party has expressly indicated its intention to pursue in connection with facts, events or circumstances occurring on or before the Effective Date or relating to periods ending on or before such date (a "Litigation Claim") to the extent the Losses (after deducting any specific liability amounts reflected on the NCS Adjusted Effective Date Balance Sheet) in the aggregate resulting therefrom exceed the amount of the Litigation Deductible, excluding, for the avoidance of all doubt, the performance obligations from and after the Effective Date under NCS Contracts disclosed under Article III of this Agreement or not required to be disclosed under the express terms of Article III of this Agreement;

                      (iii) any liability, Claim or obligation (whether actual,
                  contingent, known or unknown), arising out of or relating to the NTI Retained Assets; and

                      (iv) any liability, Claim, or obligation (whether actual,
                  contingent, known or unknown) arising out of any occurrence or incident happening on or before the Closing Date and arising from any: (x) bodily injury, including death therefrom, personal injury, or property damage (other than Claims covered by warranty or maintenance provisions of NCS Contracts with customers), including loss of use thereof, to third parties; and (y) any injuries, including death therefrom to any current or prior employee of NCS.


                  (b) WCG Retained Liabilities. Newco shall not assume, and on or prior to the Closing Date WCG (or an Affiliate of WCG reasonably satisfactory to NTI) shall assume and agree to pay, perform and discharge, the following liabilities of WilTel (the "WCG Retained Liabilities"):


                        (i) any liability, Claim or obligation (whether actual, contingent, known or unknown) for any Taxes relating to the WilTel Business for any periods ending on or prior to the Closing Date;

                        (ii) any liability or obligation (whether actual, contingent, known or unknown) of WilTel arising out of any Claim or oral demand which a third party has expressly indicated its intention to pursue in connection with facts, events or circumstances occurring on or before the Effective Date or relating to periods ending on or before such date (a "Litigation Claim") to the extent the Losses (after deducting any specific liability amounts reflected on the WilTel Adjusted Effective Date Balance Sheet) in the aggregate resulting therefrom exceed the amount of the Litigation Deductible, excluding, for the avoidance of all doubt, the performance obligations from and after the Effective Date under WilTel Contracts disclosed under Article IV of this Agreement or not required to be disclosed under the express terms of Article IV of this Agreement;

                        (iii) any liability, Claim or obligation, (whether actual, contingent, known or unknown) arising out of or relating to the WCG Retained Assets; and

                        (iv) any liability, Claim or obligation (whether actual, contingent, known or unknown) arising out of any occurrence or incident happening on or before the Closing Date and arising from any: (x) bodily injury, including death therefrom, personal injury, or property damage (other than Claims covered by warranty or maintenance provisions of WilTel Contracts with customers), including loss of use thereof, to third parties; any (y) any injuries, including death therefrom to any current or prior employee of WilTel.


         2.6 PURCHASE OF TTS SHARES. As of the Closing Date immediately after the transactions contemplated by Sections 2.2 and 2.3 are consummated, the Parties shall cause Newco to purchase for cash consideration to be contributed by WCG into Newco the shares of TTS from NTL pursuant to an agreement substantially in the form of Exhibit F hereto (the "TTS Agreement").

         2.7 TRANSFER OF CERTAIN NCS ASSETS.

                  (a) Transfer of NCS Receivables. In consideration for the delivery by Newco of a note, in substantially the form attached as Exhibit G hereto (the "Accounts Receivable Note"), on the Closing Date immediately prior to the consummation of the transactions contemplated by Sections 2.2 and 2.3, NCS shall transfer to Newco, pursuant to an assignment in form and substance acceptable to the Parties, all accounts receivables, work-in-progress and deposits related thereto of NCS (the "Transferred Receivables"). ****

  The interest rate on the Accounts Receivable Note will be at the rate provided for in B above. Any sales, use or other transfer taxes incurred on account of the transfer pursuant to this Section 2.7(a) of the Transferred Receivables are to be paid by NTI.

                  (b) Transfer of NCS Inventory and Fixed Assets. On the Closing Date immediately prior to the consummation of the transactions contemplated by Sections 2.2 and 2.3; pursuant to a bill of sale substantially in the form of Exhibit H hereto (the "Bill of Sale"), NCS shall sell and the Parties shall cause Newco to purchase for cash consideration to be contributed by WCG into Newco all inventory and fixed assets of NCS on the Closing Date **** Any sales, use or other transfer


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

taxes incurred on account of the transfer pursuant to this Section 2.7(b) of the NCS inventory and fixed assets are to be paid by NTI.

         2.8 NET ASSET ADJUSTMENTS.


                  (a) Calculation of NCS Adjustment. As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, NTI shall deliver to WCG a worksheet calculating the sum of (x) the sum of the Assets minus the Liabilities as contained in the NCS Adjusted Effective Date Balance Sheet minus (y) ****, (such amount shall be referred to as the "NCS Adjustment").

                  (b) Calculation of WilTel Adjustment. As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, WCG shall deliver to NTI a worksheet calculating the (x) the sum of the Assets minus the Liabilities as contained in the WilTel Adjusted Effective Date Balance Sheet minus (y) ****, (such amount shall be referred to as the "WilTel Adjustment").


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NTI

         NTI hereby makes the following representations and warranties to WCG, each and all of which are true and correct on the signing date hereof and on the Closing Date, except as set forth in the disclosure schedule attached pertaining to such representation and warranty:

         3.1 CORPORATE MATTERS.

                  (a) Each of NTI and NCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. WCG has been provided with a true and correct copy of the Certificate of Incorporation and Bylaws, or other charter documents, of NCS as currently in effect. NTI has all requisite corporate power and authority to enter into this Agreement and the Organizational Agreements and to perform its obligations hereunder and thereunder.

                  (b) All of the outstanding shares of capital stock of NCS have been legally and validly authorized and issued, and are fully paid and nonassessable. NTI is the sole stockholder of NCS holding the number and type of shares set forth on


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3.1(b). None of the capital stock of NCS is subject to any option, warrant, right of conversion, exchange or purchase, or any similar right.

                  (c) Except where the failure would not affect the validity of this Agreement or have a Relevant Adverse Effect on the NCS Business or NCS Assets, NCS is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions, if any, specified in Schedule 3.1(c) attached hereto, and there is no other jurisdiction in which the nature or extent of the NCS Business or the character of the NCS Assets makes such qualification necessary.

         3.2 VALIDITY OF AGREEMENT; NO CONFLICT.

                  (a) This Agreement has been duly authorized, executed and delivered by NTI and is a legal, valid and binding obligation of NTI enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The Organizational Agreements have been duly authorized by NTI or NCS, as the case may be, and upon execution and delivery thereof at or prior to the Closing will be legal, valid and binding obligations of NTI or NCS enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (c) The execution, delivery and performance of this Agreement and the Organizational Agreements by NTI or NCS, as the case may be, and the other agreements and documents to be delivered by NTI or NCS to Newco or WCG hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by NTI or NCS will not, with or without the passage of time or the giving of notice or both:

                           (i) except in the absence of required consents as set
forth on Schedules 3.3(a), 3.4(b), 3.4(c), or 3.5(d), conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under any of the NCS Contracts listed in Schedule 3.5(a) or
Schedule 3.5(b), NCS Permits, the NCS Owned Intellectual Property and Software or the NCS Licensed Intellectual Property and Software;

                           (ii) conflict with or violate the Certificate of
Incorporation or Bylaws of NTI or NCS;

                           (iii) result in the creation or imposition of any
Lien or Claim on any of the NCS Assets; or

                           (iv) violate any law, statute, ordinance, regulation,
judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to NTI, NCS or the NCS Assets.

         3.3 GOVERNMENTAL AND OTHER CONSENTS, APPROVALS AND AUTHORIZATIONS.

                  (a) Except as set forth in Schedule 3.3(a) or Schedule 3.5(d) attached hereto or as would not significantly adversely impact Newco, the transactions contemplated hereby, the Organizational Agreements or any other agreement contemplated hereby or thereby, no order, license to conduct or operate its business, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a Party, including any Authority, and no filing, recording, publication or registration in any public office or any other place is necessary on behalf of NCS (i) to authorize the execution, delivery and performance of this Agreement, the Organizational Agreements or any other agreement contemplated hereby or thereby to be executed and delivered by it and the consummation of the transactions contemplated hereby or thereby (including assignment of the NCS Assets), or (ii) to effect the legality, validity, binding effect or enforceability thereof.

                  (b) Except as set forth in Schedule 3.3(b), all Permits required or necessary for NCS to own the NCS Assets or carry on the NCS Business in the places and in the manner currently conducted have been duly obtained, except where a failure to obtain any such Permit (considered individually) would not have a Relevant Adverse Effect on the NCS Assets or the NCS Business, and such Permits are in full force and effect. Except as set forth in Schedule 3.3(b), no violations are in existence or have been recorded with respect to those Permits and no proceeding is pending or, to the best knowledge of NTI, threatened with respect to the revocation or limitation of any of such Permits, except where such violations, revocations or limitations considered per Permit would not result in a Relevant Adverse Effect on the NCS Assets or the NCS Business. Except as set forth in Schedule 3.3(b) or as otherwise disclosed in the Schedules to this Agreement, NCS has complied in all respects with all laws, rules, regulations and orders applicable to the NCS Business, except where a failure to comply with such laws, rules, regulations and orders would not result in a Relevant Adverse Effect on the NCS Assets or the NCS Business.

         3.4 TITLE TO AND CONDITION OF NCS ASSETS.

                  (a) A listing of substantially all of the items of equipment, furniture or fixture, with an initial purchase price of One Thousand Dollars ($1,000) or more with a remaining useful life of more than one year owned by NCS as of March 31, 1997, constituting a part of the NCS Assets, is set forth in Schedule 3.4(a) attached hereto. Substantially all of the assets are located at the locations set forth therein and are in NCS's possession and control. NCS has title to all such assets, free and clear of all Liens and Claims, except for Permitted Encumbrances.

                  (b) Schedule 3.4(b) sets forth all Intellectual Property and Software owned by NCS (the "NCS Owned Intellectual Property and Software"). Except as set forth on Schedule 3.4(b), NCS owns, free and clear from any claims or rights of others, all NCS Owned Intellectual Property and Software. Except as set forth on Schedule 3.4(b), none of the NCS Owned Intellectual Property and Software has been declared invalid, or been limited in any respect by order of any court or by agreement, or, to the best knowledge of NTI, is the subject of any infringement, interference or similar proceeding or challenge. Except as set forth on Schedule 3.4(b), neither NCS nor NTI has received any notice of infringement, misappropriation or conflict from any other Person with respect to the NCS Owned Intellectual Property and Software, and, to the best knowledge of NTI, the conduct of the NCS Business has not infringed, misappropriated or otherwise conflicted with any Intellectual Property or Software of any other Person. Each of the patents, trademarks and registered copyrights included in the NCS Owned Intellectual Property and Software has been validly issued. All NCS Owned Intellectual Property and Software that is licensed to a third party by NCS or in which NCS has otherwise transferred an interest to a third party has been licensed or transferred on a non-exclusive basis pursuant to valid and existing license agreements. Except as set forth on Schedule 3.4(b), none of the NCS Owned Intellectual Property and Software requires the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof to Newco pursuant to this Agreement and such sale, assignment, transfer, conveyance and delivery to Newco and any of the other transactions contemplated by this Agreement will not result in any loss of any NCS Owned Intellectual Property and Software or any right to use, exploit or receive benefits with respect to such NCS Owned Intellectual Property and Software.

                  (c) Schedule 3.4(c) sets forth all material Intellectual Property and Software licensed to NCS (the "NCS Licensed Intellectual Property and Software"). Except as set forth on Schedule 3.4(c), NCS has the right to use, free and clear from any claims or rights of others, except as reflected in the applicable license, all NCS Licensed Intellectual Property and Software. Except as set forth on Schedule 3.4(c), none of the NCS Licensed Intellectual Property and Software has been declared invalid, or been limited in any respect by order of any court or by agreement, or, to the best knowledge of NTI, is the subject of any infringement, interference or similar proceeding or challenge. Except as set forth on Schedule 3.4(c), neither NCS nor NTI has received any notice of infringement, misappropriation or conflict from any other Person with respect to the NCS Licensed Intellectual Property and Software, and, to the best knowledge of NTI, the conduct of the NCS Business has not infringed, misappropriated or otherwise conflicted with any Intellectual Property or Software of any other Person. Except as set forth on Schedule 3.4(c), none of the NCS Licensed Intellectual Property and Software requires the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof to Newco pursuant to this Agreement and such sale, assignment, transfer, conveyance and delivery to Newco will not result in any loss of any NCS Licensed Intellectual Property and Software or any right to use, exploit or receive benefits with respect to such NCS Licensed Intellectual Property and Software, except where the failure to obtain such consent or waiver would not have a Relevant Adverse Effect on the NCS Assets or the NCS Business.

                  (d) Except as set forth on Schedule 3.4(d), the NCS Assets constitute substantially all of the assets (i) necessary for the conduct of the NCS Business in the ordinary course consistent with past practices or (ii) currently used by NCS in connection with the NCS Business. Except as set forth on Schedule 3.4(d), the conduct of the NCS Business in the ordinary course is not dependent upon the right to use the property of Persons other than NCS, except such property as is leased or licensed to NCS pursuant to any of the NCS Contracts or the absence of which would not have a Relevant Adverse Effect on Newco. Except as set forth on Schedule 3.4(d), neither NTI nor any Affiliate of NTI (other than NCS) owns or has any interest in any NCS Asset or any asset currently used by NCS in the NCS Business, except the NTI Retained Assets, or such assets as are leased or licensed to NCS pursuant to any of the NCS Contracts or the loss of which would not have a Relevant Adverse Effect on NCS or Newco.

                  (e) Except as set forth on Schedule 3.4 (e), the NCS Owned Intellectual Property and Software, the NCS Licensed Intellectual Property and Software, and the Intellectual Property and Software licensed pursuant to the Intellectual Property License Agreement constitute all of the material intellectual property rights used by NCS in the conduct of the NCS Business as currently conducted.

         3.5 CONTRACTS, COMMITMENTS AND CUSTOMERS.

                  (a) Set forth in Schedule 3.5(a) attached hereto is a list of each of the following agreements between NCS and its customers: (i) service or maintenance contracts with an annual revenue commitment of $500,000 or greater, and (ii) purchase, lease or rental agreements for the installation or upgrade of a PBX with a purchase price of $1,000,000 or greater for which the customer has not been sent the final invoice.

                  (b) Set forth in Schedule 3.5(b) attached hereto is a list of each NCS Contract, other than agreements with customers, which would create a monetary obligation of NCS, or a right to receive funds by NCS, of greater than $300,000 in the aggregate. Also set forth on Schedule 3.5(b) is a list of all guarantees of the obligations of NCS by NTI or any NTI Affiliate.

                  (c) To the best knowledge of either NTI or NCS, neither NTI nor NCS is in breach of any provision of, or in default (or knows of any event or circumstance that with notice or lapse of time or both would constitute an event of default) under the terms of, any NCS Contract except to the extent the loss of such NCS Contract would not have a Relevant Adverse Effect on Newco. Except as set forth in Schedule 3.5(c), all of the NCS Contracts listed in
Schedule 3.5(a) and Schedule 3.5(b) are in full force and effect, and neither NTI nor NCS is aware of any pending or overtly threatened Claims or disputes with respect thereto. None of the customers or counter parties under the NCS Contracts listed in Schedule 3.5(a) and Schedule 3.5(b) has notified NTI or NCS in writing that it intends to discontinue its relationship with the NCS Business.

                  (d) Except as set forth on Schedule 3.5(d), and except to the extent that failure to obtain consent or waiver can be remedied by means of the mechanism set forth in Section 10.8 hereto without a Relevant Adverse Effect upon Newco, the NCS Contracts listed in Schedule 3.5(a) and Schedule 3.5(b) do not require the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

                  (e) Except as set forth on Schedule 3.5(e), true and complete copies of the NCS Contracts listed in Section 3.5(a) and Section 3.5(b) have been made available to WCG prior to the date of this Agreement.

         3.6 FINANCIAL STATEMENTS.

                  (a) Attached as Schedule 3.6(a) hereto is a copy of the unaudited combined balance sheet of NCS, inclusive of TTS, as of December 31, 1996 (the "NCS Year End Balance Sheet") and the unaudited combined income statement of NCS, inclusive of TTS, for the year ended on December 31, 1996 (the "NCS Financial Statements"), which (except as noted therein):

                           (i) have been prepared in accordance with GAAP
applied on a basis consistent with the unconsolidated balance sheets of the NCS Business and TTS as of December 31, 1995 and the unconsolidated income statements of the NCS Business and TTS for the year ended December 31, 1995 (without change in the application of principles or the selection of methods of calculation permitted by GAAP unless based solely upon changes in facts and circumstances, required by changes in GAAP, or by the combination of such financial statements) and fairly present the combined financial condition of NCS and TTS as of the date thereof, the results of operations and the cash flows for the period set forth therein, subject to normal year-end adjustments, footnotes and other presentation items; and

                           (ii) except with respect to Canadian, United States
federal and state income taxes, reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of NCS as required under GAAP consistently applied other than those liabilities incurred since the date thereof, in the ordinary course of business consistent with past practice.

                  (b) Attached as Schedule 3.6(b) hereto is a copy of an audited balance sheet of NCS as of December 31, 1996, which represents the audited combined balance sheet of NCS, inclusive of TTS, as of December 31, 1996, adjusted to exclude the net book values which those categories of items included in the NTI Retained Assets and the NTI Retained Liabilities had as of December 31, 1996 (the "NCS Adjusted Year End Balance Sheet").

                  (c) The schedules provided to WCG detailing capitalized costs with respect to Software owned or leased by NCS are true, correct and complete in all material respects.

                  (d) Attached as Schedule 3.6(d) hereto are schedules reflecting: (i) the gross revenues of the NCS Business for each of the years ended December 31, 1995 and 1996, showing the portions thereof arising out of each of (1) new systems and enhancements, (2) maintenance, and (3) moves/adds/changes; and the portions of each such category of revenue arising out of the geographic regions shown on such schedules; (ii) the cost of goods sold for each of such years and each of such categories of revenue, and (iii) actual product purchases from NTI for 1995 and 1996, and the forecast for product purchases from NTI for 1997 as prepared by NTI. Except as otherwise disclosed on Schedule 3.6(d), such schedules have been prepared on a basis consistent with the NCS Financial Statements for the periods covered thereby and fairly present the information contained therein.

                  (e) As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, NTI shall deliver to WCG the unaudited combined balance sheet of NCS, inclusive of TTS, as of March 31, 1997, and the unaudited combined income statement of NCS, inclusive of TTS, for the quarter then ended, prepared on a basis consistent in all respects with the NCS Financial Statements (the "NCS First Quarter Statements"). The NCS First Quarter Statements shall be attached hereto as
Schedule 3.6(e).

                  (f) As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, NTI shall deliver to WCG the unaudited combined balance sheet of NCS, inclusive of TTS, as of March 31, 1997, adjusted to exclude the net book values which those categories of items included in the NTI Retained Assets (taking into account bad debt reserves) and the NTI Retained Liabilities had as of March 31, 1997, prepared on a basis consistent in all respects with the NCS Adjusted Year End Balance Sheet (the "NCS Adjusted Effective Date Balance Sheet"). The NCS Adjusted Effective Date Balance Sheet shall be attached hereto as Schedule 3.6(f).

         3.7 TAXES. Except as set forth in Schedule 3.7(a), NTI, NCS, and any consolidated, combined, unitary or aggregate group for Tax purposes of which NTI or NCS is or has been a member, have timely filed all Tax Returns required to be filed by them with respect to the NCS Business and have timely paid, have caused to be timely paid, or have had timely paid on their behalf all Taxes which are due (whether or not shown on a Tax Return) with respect to the NCS Business. Each of the Tax Returns filed by NTI or NCS is accurate and complete in all material respects with respect to the NCS Business. Except as described on
Schedule 3.7(a), no material deficiencies exceeding $1,000,000 for a single Tax for any Taxes have been proposed, asserted or assessed against NTI (with respect to the income or operations of NCS), or NCS, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. Except as set forth in Schedule 3.7(a), there are no current examinations of any Tax Return of NTI (with respect to the income or operations of NCS) or NCS being conducted and there are no settlements or any prior examinations which could reasonably be expected to have a Material Adverse Effect on NTI (with respect to the income or operation of NCS), or NCS.

         3.8 NO VIOLATIONS OR LITIGATION.

                  (a) To the best knowledge of NTI, NCS has not violated, and the consummation of the transactions contemplated hereby will not cause any violation of, any Permit, any order of any Authority or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the NCS Business or any of NCS Assets or that could have a Relevant Adverse Effect on the NCS Assets or the NCS Business.

                  (b) Except as set forth in Schedule 3.8(b) hereto and except for Claims and examinations relating to Taxes, to the best knowledge of NTI, there is no Claim, or examination (including, without limitation, any change in any zoning or building ordinance) pending or, to the best knowledge of NTI, threatened against or affecting NCS, the NCS Business or any of the NCS Assets, at law or in equity, before or by any Authority or any third party that could have a Relevant Adverse Effect on NCS, the NCS Assets or the NCS Business.

                  (c) This Section 3.8 does not address environmental matters within the scope of Section 3.10.

         3.9 PROPERTY LEASES. Schedule 3.9 is a complete list of all real property leases and those personal property leases with annual rental payments equal to or greater than Three Hundred Thousand Dollars ($300,000) per annum to which NCS is a party (the "Leases"). Each of the Leases is a valid and existing lease, enforceable in accordance with its terms, and, to the best knowledge of NTI, there are no existing defaults, events of default or events, occurrence or acts that, with the giving of notice or lapse of time or both, would constitute defaults, in each case by NCS and, to the best knowledge of NTI, by any other party thereto, under any of the Leases.

         3.10 ENVIRONMENTAL.

                  (a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) The term "Environmental Law(s)" means each and
every law, Order, Permit, or similar requirement of each and every Authority, pertaining to (A) the protection of human health, safety, the environment, natural resources and wildlife, (B) the protection or use of surface water, groundwater, rivers, and other bodies of water, (C) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (D) pollution, including without limitation, as amended, CERCLA, the Solid Waste Disposal Act, 42 U.S.C.
Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq. and the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.

                           (ii) The term "Hazardous Substance" means any
substance which is (A) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Laws, (B) a petroleum hydrocarbon, including crude oil or any fraction thereof, (C) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic or (D) regulated pursuant to any Environmental Laws.

                           (iii) The term "Release" means any spilling, leaking,
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including without limitation the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Substance).

                  (b) Compliance with Environmental Laws. Except as disclosed on
Schedule 3.10(b), with respect to both (i) the operations conducted at and conditions present at the real property currently used or occupied in connection with the NCS Business (the "NCS Real Property"), and (ii) the operations conducted at and the conditions present at any real property formerly used or occupied in connection with the NCS Business (the "Former NCS Real Property"), during the period of such use or occupancy by NTI or its Affiliates, NTI or its Affiliates were and are in compliance with applicable Environmental Laws, except for such failures to comply that, individually and in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on NCS.

                  (c) Environmental Liabilities. Except as disclosed on Schedule 3.10(c), there are no past or present conditions, circumstances, events, activities, practices, or agreements arising out of, or related either to the NCS Real Property or to the Former NCS Real Property, including but not limited to any on-site or off-site Release of any Hazardous Substances, which have given rise to or could reasonably be expected to give rise to: (i) liabilities or obligations of NTI or its Affiliates for any clean-up, corrective action or remedial activity under any Environmental Law; (ii) any Claim against NTI or its Affiliates under any Environmental Law for personal injury, property damage, or damage to natural resources, or (iii) the imposition of fines or penalties on NTI or its Affiliates under any Environmental Law, where such liabilities, obligations, Claims, fines or penalties, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on NCS.

                  (d) Permits. Schedule 3.10(d) sets forth an accurate and complete list of all material Permits issued to NTI and its Affiliates under any Environmental Law for the operation of the NCS Business. Except as disclosed on
Schedule 3.10(d), NTI or its Affiliates have made all filings necessary to request the timely renewal or issuance of all Permits necessary under Environmental Laws for the continued use and operation of the NCS Real Property to conduct the NCS Business as it is presently being conducted.

                  (e) Proceedings. Except as disclosed in Schedule 3.10(e), there is no Claim or Proceeding pending or threatened against NTI or its Affiliates, under or in connection with any Environmental Law, which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except for such obligations, costs, or expenses that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on NCS.

                  (f) Transfer Restrictions and Liens. Except as disclosed in
Schedule 3.10(f), neither the NCS Real Property nor the NCS Business (i) is subject to, or would as a result of this transaction be subject to, the New Jersey Industrial Site Recovery Act, or any other state or local Environmental Law which would impose restrictions, such as notice, disclosure or obtaining approval prior to this transaction, or (ii) is subject to, or could reasonably be expected to become subject to, any Liens under any Environmental Laws.

                  (g) Documents. NTI and its Affiliates will have made available by Closing to WCG any and all pleadings, reports, assessments, analytical results, permits, and other material documents, correspondence and records concerning Environmental Laws, Hazardous Substances, or other environmental subjects in each case relating to the operation of the NCS Business.

         3.11 INSURANCE. Schedule 3.11 sets forth a complete and accurate list of all policies (including their respective expiration dates) of property, general liability, automobile liability, worker's compensation, and other forms of insurance presently in effect with respect to NCS, the NCS Business or any of the NCS Assets, its operations, and its employees excluding those policies relating to Employee Benefit Plans. Such insurance will be terminated as of the Closing Date.

         3.12 EMPLOYMENT AND LABOR MATTERS.

                  (a) Attached hereto as Schedule 3.12(a) (i) is a true and complete list of the employees of the NCS Business (the "NCS Active Employees") as of December 31, 1996, (including regular full and part-time employees) identified by name and employee number, together with job titles, compensation and service information concerning such employees. Except as set forth on
Schedule 3.12(a)(ii), NCS is not a party to any employment contract with and will not have any liability (other than accrued salary, vacation pay, commissions or as described in Schedule 3.8(b)) to any employees, any former employees, or any independent contractors of the NCS Business (collectively ?NCS Employees?).

                  (b) Except as set forth on Schedule 3.12(b), NCS is not a party to any collective bargaining agreement or union contract with respect to the employees and no collective bargaining agreements are being negotiated by NCS with respect to any of the NCS Employees; and no notice of a proposed union certification or recognition election has been received by NCS.

                  (c) Except as otherwise set forth on Schedule 3.12(c), no NCS Employees are currently on a leave of absence due to sickness or disability and no claim is pending and, to the best knowledge of NTI, no Claim is expected to be made by any NCS Employees for workers? compensation benefits.

                  (d) NCS has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and those laws relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, payment and withholding of taxes, the Immigration Reform and Control Act, the Workers Adjustment and Retraining Act, the Occupational Safety and Health Act, the Drug Free Workplace Act, and the National Labor Relations Act, as amended.

                  (e) Attached hereto as Schedule 3.12(e) is a true and complete list of each of the following which is, or has been, sponsored, maintained or contributed to by NCS or any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with NCS would be considered affiliated with NCS under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a NCS Employee: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, ("Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.12(e)(i) ("Benefit Program or Agreement") (such Plans and Benefit Programs or Agreement are sometimes collectively referred to in this Agreement as the "Employee Benefit Plans").

                  (f) True, correct and complete copies of each of the current Plans, and related trusts, if applicable, including all amendments thereto, have been furnished or made available to WCG by NCS. There have also been furnished to WCG by NCS, with respect to each Plan required to file such report and description, the report on Form 5500 for the past two years and the most recent summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished or made available to WCG by NCS.

                  (g) Except as otherwise set forth on Schedule 3.12(g): (i) none of NCS or any ERISA Affiliate contributes to or has an obligation to contribute to, nor has at any time contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV or ERISA; (ii) each of NCS and its ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including, but not limited to, ERISA and the Code, required to be performed by it in connection with the Employee Benefit Plans, and there have been no defaults or violations by any other party to the Employee Benefit Plans; (iii) all reports, returns, notices, disclosures and other documents relating to the Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law and each Employee Benefit Plan has been administered in compliance with its governing written documents; (iv) each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the best knowledge of NTI, contemplated or threatened against, or with respect to, any of the Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Plan, which is qualified under Section 401 of the Code, is tax exempt under Section 501 of the Code; (vii) all contributions required to be made to the Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Plan within the meaning of Section 411(d)(3) of the Code; (ix) no act, omission or transaction has occurred which could result in imposition on the Sellers, NCS or its ERISA Affiliates of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (x) to the best knowledge of NTI, there is no matter pending with respect to any of the Plans before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC"); (xi) each of the Employee Benefit Plans complies in form and operation with the applicable provisions of the Code and ERISA; (xii) each Employee Benefit Plan provides that it may be unilaterally amended or terminated in its entirety without any liability or other obligation except the liability set forth for benefits as described in the plan upon such amendment or termination; (xiii) neither NTI nor NCS has made any written or oral representations or promises to any present or former director, officer, employee or other agent concerning his or her terms, conditions or benefits of employment (other than communicating that which appears on Schedule 3.12(a)), including without limitation the tenure of any such employment or the conditions under which such employment may be terminated by NCS or Newco which will be binding upon or enforceable against Newco after the Closing; (xiv) the actuarial present values of all accrued deferred compensation entitlement of all NCS Employees and their respective beneficiaries, other than entitlement accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code, have been fully reflected on the financial statements and balance sheets attached as Schedule 3.6(a). Such entitlement includes, without limitation, any entitlement under any executive compensation, supplemental retirement or any employment continuity agreement; and (xv) all liabilities for post-retirement benefits required to be booked under Statement of Financial Standards No. 106 have been fully reflected on the financial statements and balance sheets attached as Schedule 3.6(a).

                  (h) Attached hereto as Schedule 3.12 (h) is a list of all transfers out of the NCS Business since September 1, 1996.

         3.13 FINDER'S FEE. Other than Smith Barney Inc., no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission from NTI or NCS in respect of the transactions contemplated by this Agreement. NTI shall indemnify and hold WCG and its Affiliates harmless from and against any and all Claims, liabilities and obligations with respect to any such fees, commissions or expenses asserted by any such Person on the basis of any act, statement, agreement or commitment alleged to have been made by NTI or any of its Affiliates with respect thereto.

         3.14 MINUTE BOOKS. The minute books of NCS, copies of which, certified by NCS' secretary or assistant secretary, have heretofore been made available to WCG, contain true and complete minutes and records of all meetings, proceedings and other actions of shareholders and the Board of Directors of NCS, none of which have been amended to the best knowledge of NTI (except as set forth in such copies) and are in full force and effect as of the date hereof.

         3.15 ABSENCE OF CERTAIN CHANGES. Except as described in Schedule 3.15 and except for the consummation of the transactions contemplated by Article II, since December 31, 1996, there has not been:

                  (a) Any mortgage, encumbrance or Lien placed on any of the NCS Assets by or as a result of any act or omission of NCS which remains in existence on the date hereof or on the Closing Date, except for Permitted Encumbrances;

                  (b) Any obligation or liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) incurred by NCS other than obligations and liabilities incurred in accordance with past practice in the ordinary course of business;

                  (c) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the NCS Assets, for an amount in excess of One Hundred Thousand Dollars ($100,000), other than in accordance with past practice in the ordinary course of business;

                  (d) Any damage, destruction or Loss in excess of One Hundred Thousand Dollars ($100,000) per single event, whether or not covered by insurance, affecting the NCS Assets;

                  (e) Any strike, work stoppage, concerted work slow down, grievance or arbitration proceeding, unfair labor practice charge or complaint involving the NCS Business;

                  (f) Any material change in the Employee Benefit Plans listed (or required to be listed) on Schedule 3.12(e) or any change in the compensation payable or to become payable with respect to the NCS Business to any officer, employee or agent of NTI or NCS, except changes in compensation which occurred in the ordinary course of business and which did not involve, in any case, an increase in compensation in excess of Twenty Thousand Dollars ($20,000) per annum for any one employee.

                  (g) A cancellation of any debt in excess of One Hundred Thousand Dollars ($100,000) owed to or claim of NCS, or waiver of any right of NCS, other than in accordance with past practice in the ordinary course business;

                  (h) Any extraordinary Losses of Fifty Thousand Dollars ($50,000) or more individually aggregating in excess of Seven Hundred Fifty Thousand Dollars ($750,000) or more suffered by the NCS Business;

                  (i) Any change in any method of accounting or accounting practice by the NCS Business, except as may be required by GAAP; or

                  (j) Any other change in the financial condition, properties, assets, liabilities, business or operations of the NCS Business which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is reasonably likely to have a Material Adverse Effect with respect to the NCS Business or Newco.

         3.16 NO UNTRUE STATEMENTS. This Agreement, the Exhibits and Schedules hereto, and any certificate delivered to WCG and its representatives in connection with this Agreement or the transactions contemplated hereby, do not and will not contain when delivered any untrue statement of any material fact and do not and will not omit to state a material fact necessary to make the statements contained herein and therein taken as a whole not misleading. To the best knowledge of NTI, there is no material fact that has not been disclosed in writing to WCG by NTI or NCS that has or is expected to have a Material Adverse Effect on NCS or Newco.

         3.17 DISTRIBUTORSHIP TERMS. Attached hereto as Schedule 3.17 are copies of the current Distributorship Agreement and the current Systems Integrator Agreement in place between NTI and NCS, all of the terms of which have been substantially complied with by the parties.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF WCG

         WCG hereby makes the following representations and warranties to NTI, each and all of which are true and correct on the signing date hereof and on the Closing Date, except as set forth in the disclosure schedule attached pertaining to such representation and warranty:

         4.1 CORPORATE MATTERS.

                  (a) Each of WCG and WilTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. NTI has been provided with a true and correct copy of the Certificate of Incorporation and Bylaws, or other charter documents, of WilTel as currently in effect. WCG has all requisite corporate power and authority to enter into this Agreement and the Organizational Agreements and to perform its obligations hereunder and thereunder.

                  (b) All of the outstanding shares of capital stock of WilTel have been legally and validly authorized and issued, and are fully paid and nonassessable. WCG is the sole stockholder of WilTel, holding the number and type of shares set forth on Schedule 4.1(b). None of the capital stock of WilTel is subject to any option, warrant, right of conversion, exchange or purchase or any similar right.

                  (c) Except where the failure would not affect the validity of this Agreement or have a Relevant Adverse Effect on the WilTel Business or the WilTel Assets, WilTel is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions, if any, specified in Schedule 4.1(c) attached hereto, and there is no other jurisdiction in which the nature or extent of the WilTel Business or the character of the WilTel Assets makes such qualification necessary.

         4.2 VALIDITY OF AGREEMENT; NO CONFLICT.

                  (a) This Agreement has been duly authorized, executed and delivered by WCG and is a legal, valid and binding obligation of WCG enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The Organizational Agreements have been duly authorized by WCG or WilTel, as the case may be, and upon execution and delivery thereof at or prior to the Closing will be legal, valid and binding obligations of WCG or WilTel enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (c) The execution, delivery and performance of this Agreement and the Organizational Agreements by WCG or WilTel, as the case may be, and the other agreements and documents to be delivered by WCG or WilTel to Newco or NTI hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by WCG or WilTel will not, with or without the passage of time or the giving of notice or both:

                           (i) except in the absence of required consents as set
forth on Schedules 4.3(a), 4,4(b), 4.4(c) or 4.5(d), conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the WilTel Contracts listed in Schedule 4.5(a) or Schedule 4.5(b), WilTel's Permits, the WilTel Owned Intellectual Property and Software or the WilTel Licensed Intellectual Property and Software;

                           (ii) conflict with or violate the Certificate of
Incorporation or Bylaws of WCG or WilTel;

                           (iii) result in the creation or imposition of any
Lien or Claim on any of the WilTel Assets; or

                           (iv) violate any law, statute, ordinance, regulation,
judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to WCG, WilTel or the WilTel Assets.

         4.3 GOVERNMENTAL AND OTHER CONSENTS, APPROVALS AND AUTHORIZATIONS.

                  (a) Except as set forth in Schedule 4.3(a) or Schedule 4.5(d) attached hereto or as would not significantly adversely impact Newco, the transactions contemplated hereby, the Organizational Agreements or any other agreement contemplated hereby or thereby, no order, license to conduct or operate its business, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a Party, including any Authority, and no filing, recording, publication or registration in any public office or any other place is necessary on behalf of WilTel (i) to authorize the execution, delivery and performance of this Agreement, the Organizational Agreements or any other agreement contemplated hereby or thereby to be executed and delivered by it and the consummation of the transactions contemplated hereby or thereby (including assignment of the WilTel Assets), or (ii) to effect the legality, validity, binding effect or enforceability thereof.

                  (b) Except as set forth in Schedule 4.3(b), all Permits required or necessary for WilTel to own the WilTel Assets or carry on WilTel Business in the places and in the manner currently conducted have been duly obtained, except where a failure to obtain any such Permit (considered individually) would not have a Relevant Adverse Effect on the WilTel Assets or the WilTel Business, and such Permits are in full force and effect. Except as set forth in Schedule 4.3(b), no violations are in existence or have been recorded with respect to those Permits and no proceeding is pending or, to the best knowledge of WCG, threatened with respect to the revocation or limitation of any of such Permits, except where such violations, revocations or limitations considered per Permit would not result in a Relevant Adverse Effect on the WilTel Assets or the WilTel Business. Except as set forth in Schedule 4.3(b) or as otherwise disclosed in the Schedules to this Agreement, WilTel has complied in all respects with all laws, rules, regulations and orders applicable the WilTel Business, except where the failure to comply with such laws, rules, regulations and orders would not result in a Relevant Adverse Effect on the WilTel Assets or the WilTel Business.

         4.4 TITLE TO AND CONDITION OF WILTEL ASSETS.

                  (a) A listing of substantially all of the items of equipment, furniture or fixture, with an initial purchase price of One Thousand Dollars ($1,000) or more with a remaining useful life of more than one year owned by WilTel as of March 31, 1997, constituting a part of the WilTel Assets is set forth in Schedule 4.4(a) attached hereto. Substantially all of the assets are located at the locations set forth therein and are in WilTel's possession and control. WilTel has title to all such assets, free and clear of all Liens and Claims, except for Permitted Encumbrances.

                  (b) Schedule 4.4(b) sets forth all Intellectual Property and Software owned by WilTel (the "WilTel Owned Intellectual Property and Software"). Except as set forth on Schedule 4.4(b), WilTel owns, free and clear from any claims or rights of others, all WilTel Owned Intellectual Property and Software. Except as set forth on Schedule 4.4(b), none of the WilTel Owned Intellectual Property and Software has been declared invalid, or been limited in any respect by order of any court or by agreement, or, to the best knowledge of WCG, is the subject of any infringement, interference or similar proceeding or challenge. Except as set forth on Schedule 4.4(b), neither WilTel nor WCG has received any notice of infringement, misappropriation or conflict from any other Person with respect to the WilTel Owned Intellectual Property and Software, and, to the best knowledge of WCG, the conduct of the WilTel Business has not infringed, misappropriated or otherwise conflicted with any Intellectual Property or Software of any other Person. Each of the patents, trademarks and registered copyrights included in the WilTel Owned Intellectual Property and Software has been validly issued. All WilTel Owned Intellectual Property and Software that is licensed to a third party by WilTel or in which WilTel has otherwise transferred an interest to a third party has been licensed or transferred on a non-exclusive basis pursuant to valid and existing license agreements. Except as set forth on Schedule 4.4(b), none of the WilTel Owned Intellectual Property and Software requires the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof to Newco pursuant to this Agreement and such sale, assignment, transfer, conveyance and delivery to Newco and any of the other transactions contemplated by this Agreement will not result in any loss of any WilTel Owned Intellectual Property and Software or any right to use, exploit or receive benefits with respect to such WilTel Owned Intellectual Property and Software.

                  (c) Schedule 4.4(c) sets forth all material Intellectual Property and Software licensed to WilTel (the "WilTel Licensed Intellectual Property and Software"). Except as set forth on Schedule 4.4(c), WilTel has the right to use, free and clear from any claims or rights of others, except as reflected in the applicable license, all WilTel Licensed Intellectual Property and Software. Except as set forth on Schedule 4.4(c), none of the WilTel Licensed Intellectual Property and Software has been declared invalid, or been limited in any respect by order of any court or by agreement, or, to the best knowledge of WCG, is the subject of any infringement, interference or similar proceeding or challenge. Except as set forth on Schedule 4.4(c), neither WilTel nor WCG has received any notice of infringement, misappropriation or conflict from any other Person with respect to the WilTel Licensed Intellectual Property and Software, and, to the best knowledge of WCG, the conduct of the WilTel Business has not infringed, misappropriated or otherwise conflicted with any Intellectual Property or Software of any other Person. Except as set forth on Schedule 4.4(c), none of the WilTel Licensed Intellectual Property and Software requires the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof to Newco pursuant to this Agreement and such sale, assignment, transfer, conveyance and delivery to Newco will not result in any loss of any WilTel Licensed Intellectual Property and Software or any right to use, exploit or receive benefits with respect to such WilTel Licensed Intellectual Property and Software, except where the failure to obtain such consent or waiver would not have a Relevant Adverse Effect on the WilTel Assets or WilTel Business.

                  (d) Except as set forth on Schedule 4.4(d), the WilTel Assets constitute substantially all of the assets (i) necessary for the conduct of the WilTel Business in the ordinary course consistent with past practices or (ii) currently used by WilTel in connection with the WilTel Business. Except as set forth on Schedule 4.4(d), the conduct of the WilTel Business in the ordinary course is not dependent upon the right to use the property of Persons other than WilTel, except such property as is leased or licensed to WilTel pursuant to any of the WilTel Contracts or the absence of which would not have a Relevant Adverse Effect on Newco. Except as set forth on Schedule 4.4(d), neither WCG nor any Affiliate of WCG (other than WilTel) owns or has any interest in any WilTel Asset or any asset currently used by WilTel in the WilTel Business, except the WCG Retained Assets, or such assets as are leased or licensed to WilTel pursuant to any of the WilTel Contracts or the loss of which would not have a Relevant Adverse Effect on WilTel or Newco.

                  (e) Except as set forth on Schedule 4.4 (e), the WilTel Owned Intellectual Property and Software, the WilTel Licensed Intellectual Property and Software, constitute all of the material intellectual property rights used by WilTel in the conduct of the WilTel Business as currently conducted.


         4.5 CONTRACTS, COMMITMENTS AND CUSTOMERS.

                  (a) Set forth in Schedule 4.5(a) attached hereto is a list of each of the following agreements between WilTel and its customers: (i) service or maintenance contracts with an annual revenue commitment of $500,000 or greater, and (ii) purchase, lease or rental agreements for the installation or upgrade of a PBX with a purchase price of $1,000,000 or greater for which the customer has not been sent the final invoice.

                  (b) Set forth in Schedule 4.5(b) attached hereto is a list of each WilTel Contract, other than agreements with customers, which would create a monetary obligation of WilTel, or a right to receive funds by WilTel, of greater than $300,000 in the aggregate. Also set forth on Schedule 4.5(b) is a list of all guarantees of the obligations of WilTel by WCG or any WCG Affiliate.

                  (c) To the best knowledge of either WCG or WilTel, neither WCG nor WilTel is in breach of any provision of, or in default (or knows of any event or circumstance that with notice or lapse of time or both would constitute an event of default) under the terms of, any WilTel Contract except to the extent the loss of such WilTel Contract would not have a Relevant Adverse Effect on Newco. Except as set forth in Schedule 4.5(c), all of the WilTel Contracts listed in Schedule 4.5(a) and Schedule 4.5(b) are in full force and effect, and neither WCG nor WilTel is aware of any pending or overtly threatened Claims or disputes with respect thereto. None of the customers or counter parties under the WilTel Contracts listed in Schedule 4.5(a) and Schedule 4.5(b) has notified WCG or WilTel in writing that it intends to discontinue its relationship with the WilTel Business.

                  (d) Except as set forth on Schedule 4.5(d), and except to the extent that failure to obtain consent or waiver can be remedied by means of the mechanism set forth in Section 10.8 hereto without a Relevant Adverse Effect upon Newco, the WilTel Contracts listed in Schedule 4.5(a) and Schedule 4.5(b) do not require the consent or waiver of any Person or Authority prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

                  (e) Except as set forth in Schedule 4.5(e), true and complete copies of the WilTel Contracts listed in Schedule 4.5(a) and Schedule 4.5(b) have been made available to NTI prior to the date of this Agreement.

         4.6 FINANCIAL STATEMENTS.

                  (a) Attached as Schedule 4.6(a) hereto is a copy of the unaudited consolidated balance sheet of WilTel as of December 31, 1996 (the "WilTel Year End Balance Sheet") and the unaudited consolidated income statement of WilTel for the year ended on December 31, 1996 (the "WilTel Financial Statements"), which (except as noted therein):


                           (i) have been prepared in accordance with GAAP
applied on a basis consistent with the consolidated balance sheet of the WilTel Business as of December 31, 1995 and the consolidated income statement of WilTel for the year ended December 31, 1995 (without change in the application of principles or the selection of methods of calculation permitted by GAAP unless based solely upon changes in facts and circumstances or required by changes in
GAAP) and fairly present the consolidated financial condition of WilTel as of the date thereof, the results of operations and the cash flows for the period set forth therein, subject to normal year-end adjustments, footnotes and other presentation items; and

                           (ii) except with respect to United States federal and
state income taxes, reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of WilTel as required under GAAP consistently applied other than those liabilities incurred since the date thereof, in the ordinary course of business consistent with past practice.

                  (b) Attached as Schedule 4.6(b) hereto is a copy of an audited balance sheet of WilTel as of December 31, 1996, which represents the audited consolidated balance sheet of WilTel as of December 31, 1996, adjusted to exclude the net book values which those categories of items included in the WCG Retained Assets and WCG Retained Liabilities had as of December 31, 1996 (the "WilTel Adjusted Year End Balance Sheet").

                  (c) The schedules provided to NTI detailing capitalized costs with respect to Software owned or leased by WilTel are true, correct and complete in all material respects and accurately reflect the information purported to be set forth therein in accordance with GAAP.

                  (d) Attached as Schedule 4.6(d) hereto are schedules reflecting: (i) the gross revenues of the WilTel Business for each of the years ended December 31, 1995 and 1996, showing the portions thereof arising out of each of (1) new systems and enhancements, (2) maintenance, and (3) moves/adds/changes; and the portions of each such category of revenue arising out of the geographic regions shown on such schedules; (ii) the cost of goods sold for each of such years and each of such categories of revenue, and (iii) actual product purchases from NTI for 1995 and 1996, and the forecast for product purchases from NTI for 1997 as prepared by WilTel. Except as otherwise disclosed on Schedule 4.6(d), such schedules have been prepared on a basis consistent with the WilTel Financial Statements for the periods covered thereby and fairly present the information contained therein.

                  (e) As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, WCG shall deliver to NTI the unaudited consolidated balance sheet of WilTel as of March 31, 1997, and the unaudited consolidated income statement of WilTel for the quarter then ended, prepared on a basis consistent in all respects with the WilTel Financial Statements (the "WilTel First Quarter Statements"). The WilTel First Quarter Statements shall be attached hereto as Schedule 4.6(e).

                  (f) As soon as possible following execution of this Agreement, and in no event less than five Business Days prior to the Closing Date, WCG shall deliver to NTI the unaudited consolidated balance sheet of WilTel as of March 31, 1997, adjusted to exclude the net book values which those categories of items included in the WCG Retained Assets and the WCG Retained Liabilities had as of March 31, 1997, prepared on a basis consistent in all respects with the WilTel Adjusted Year End Balance Sheet (the "WilTel Adjusted Effective Date Balance Sheet"). The WilTel Adjusted Effective Date Balance Sheet shall be attached hereto as
Schedule 4.6(f).

         4.7 TAXES. Except as set forth in Schedule 4.7 (a), WCG, WilTel, and any consolidated, combined, unitary or aggregate group for Tax purposes of which WCG or WilTel is or has been a member, have timely filed all Tax Returns required to be filed by them with respect to the WilTel Business and have timely paid, have caused to be timely paid, or have had timely paid on their behalf all Taxes which are due (whether or not shown on a Tax Return with respect to the WilTel Business). Each of the Tax Returns filed by WCG or WilTel is accurate and complete in all material respects with respect to the WilTel Business. Except as described on Schedule 4.7(a), no material deficiencies exceeding $1,000,000 for a single Tax for any Taxes have been proposed, asserted or assessed against Williams (with respect to the income or operations of WilTel), or WilTel, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. Except as set forth in Schedule 4.7(a), there are no current examinations of any Tax Return of Williams (with respect to the income or operations of WilTel), or WilTel being conducted and there are no settlements or any prior examinations which could reasonably be expected to have a Material Adverse Effect on WCG (with respect to the income or operation of WilTel) or WilTel.

         4.8 NO VIOLATIONS OR LITIGATION.

                  (a) To the best knowledge of WCG, WilTel has not violated, and the consummation of the transactions contemplated hereby will not cause any violation of, any Permit, any order of any Authority or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the WilTel Business or any of the WilTel Assets or that could have a Relevant Adverse Effect on the WilTel Assets or the WilTel Business.

                  (b) Except as set forth in Schedule 4.8(b) hereto and except for Claims and examinations relating to Taxes, to the best knowledge of WCG, there is no Claim, or examination (including, without limitation, any change in any zoning or building ordinance) pending or, to the best knowledge of WCG, threatened against or affecting WilTel, the WilTel Business, or any of the WilTel Assets, at law or in equity, before or by any Authority or any third party that could have a Relevant Adverse Effect on WilTel, the WilTel Assets or the WilTel Business.

                  (c) This Section 4.8 does not address environmental matters within the scope of Section 4.10.

         4.9 PROPERTY LEASES. Schedule 4.9 is a complete list of all real property leases and those personal property leases with annual rental payments equal to or greater than Three Hundred Thousand Dollars ($300,000) per annum to which WilTel is a party (the "Leases"). Each of the Leases is a valid and existing lease, enforceable in accordance with its terms, and, to the best knowledge of WCG, there are no existing defaults, events of default or events, occurrence or acts that, with the giving of notice or lapse of time or both, would constitute defaults, in each case by WilTel and, to the best knowledge of WCG, by any other party thereto, under any of the Leases.

         4.10 ENVIRONMENTAL.

                  (a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


                           (i) The term "Environmental Law(s)" means each and
every law, Order, Permit, or similar requirement of each and every Authority, pertaining to (A) the protection of human health, safety, the environment, natural resources and wildlife, (B) the protection or use of surface water, groundwater, rivers, and other bodies of water, (C) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (D) pollution, including without limitation, as amended, CERCLA, the Solid Waste Disposal Act, 42 U.S.C.
S. 6901 et seq., the Clean Air Act, 42 U.S.C. S. 7401 et seq. and the Federal Water Pollution Control Act, 33 U.S.C. S. 1251, et seq.


                           (ii) The term "Hazardous Substance" means any
substance which is (A) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Laws, (B) a petroleum hydrocarbon, including crude oil or any fraction thereof, (C) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic or (D) regulated pursuant to any Environmental Laws.

                           (iii) The term "Release" means any spilling, leaking,
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including without limitation the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Substance).

                  (b) Compliance with Environmental Laws. Except as disclosed on
Schedule 4.10(b), with respect to both (i) the operations conducted at and conditions present at the real property currently used or occupied in connection with the WilTel Business (the "WilTel Real Property"), and (ii) the operations conducted at and the conditions present at any real property formerly used or occupied in connection with the WilTel Business (the "Former WilTel Real Property"), during the period of such use or occupancy by WCG or its Affiliates, WCG or its Affiliates were and are in compliance with applicable Environmental Laws, except for such failures to comply that, individually and in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on WilTel.

                  (c) Environmental Liabilities. Except as disclosed on Schedule 4.10(c), there are no past or present conditions, circumstances, events, activities, practices, or agreements arising out of, or related either to the WilTel Real Property or to the Former WilTel Real Property, including but not limited to any on-site or off-site Release of any Hazardous Substances, which have given rise to or could reasonably be expected to give rise to: (i) liabilities or obligations of WCG or its Affiliates for any clean-up, corrective action or remedial activity under any Environmental Law; (ii) any Claim against WCG or its Affiliates under any Environmental Law for personal injury, property damage, or damage to natural resources, or (iii) the imposition of fines or penalties on WCG or its Affiliates under any Environmental Law, where such liabilities, obligations, Claims, fines or penalties, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on WilTel.

                  (d) Permits. Schedule 4.10(d) sets forth an accurate and complete list of all material Permits issued to WCG and its Affiliates under any Environmental Law for the operation of the WilTel Business with respect to the operations conducted at and conditions present at the WilTel Real Property. Except as disclosed on Schedule 4.10(d), WCG or its Affiliates have made all filings necessary to request the timely renewal or issuance of all Permits necessary under Environmental Laws for the continued use and operation of the WilTel Real Property to conduct the WilTel Business as it is presently being conducted.

                  (e) Proceedings. Except as disclosed in Schedule 4.10(e), there is no Claim or Proceeding pending or threatened against WCG or its Affiliates, under or in connection with any Environmental Law, which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except for such obligations, costs, or expenses that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on WilTel.

                  (f) Transfer Restrictions and Liens. Except as disclosed in
Schedule 4.10(f), neither the WilTel Real Property nor the WilTel Business (i) is subject to, or would as a result of this transaction be subject to, the New Jersey Industrial Site Recovery Act, or any other state or local Environmental Law which would impose restrictions, such as notice, disclosure or obtaining approval prior to this transaction, or (ii) is subject to, or could reasonably be expected to become subject to, any Liens under any Environmental Laws.

                  (g) Documents. WCG and its Affiliates will have made available by Closing to NTI any and all pleadings, reports, assessments, analytical results, permits, and other material documents, correspondence and records concerning Environmental Laws, Hazardous Substances, or other environmental subjects in each case relating to the operation of the WilTel Business.

         4.11 INSURANCE. Schedule 4.11 sets forth a complete and accurate list of all policies (including their respective expiration dates) of property, general liability, automobile liability, worker's compensation, and other forms of insurance presently in effect with respect to WilTel, the WilTel Business or any of the WilTel Assets, its operations, and its employees excluding those policies relating to Employee Benefit Plans. To the best knowledge of WCG, there are no facts or circumstances which would prevent the extension of such insurance policies for the benefit of Newco after the Closing.

         4.12 EMPLOYMENT AND LABOR MATTERS.

                  (a) Attached hereto as Schedule 4.12(a)(i) is a true and complete list of the employees of the WilTel Business (the "WilTel Active Employees") as of December 31, 1996, (including regular full time and part-time employees), identified by name and employee number, together with job titles, compensation and service information concerning such employees. Except as set forth on Schedule 4.12(a)(ii), WilTel is not a party to any employment contract with and will not have any liability (other than accrued salary, vacation pay, commissions or as described in Schedule 4.8(b)) to any employees, any former employees, or any independent contractors of the WilTel Business (collectively ?WilTel Employees?).

                  (b) Except as set forth on Schedule 4.12(b), WilTel is not a party to any collective bargaining agreement or union contract with respect to the employees and no collective bargaining agreements are being negotiated by WilTel with respect to any of the WilTel Employees; and no notice of a proposed union certification or recognition election has been received by WilTel.

                  (c) Except as otherwise set forth on Schedule 4.12(c), no WilTel Employees are currently on a leave of absence due to sickness or disability and no claim is pending and to the best knowledge of WCG, no Claim is expected to be made by any WilTel Employees for workers? compensation benefits.

                  (d) WilTel has complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, payment and withholding of taxes, the Immigration Reform and Control Act, the Workers Adjustment and Retraining Act, the

Occupational Safety and Health Act, the Drug Free Workplace Act, and the National Labor Relations Act, as amended.

                  (e) Attached hereto as Schedule 4.12(e) is a true and complete list of each of the following which is, or has been, sponsored, maintained or contributed to by WilTel or any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with WilTel would be considered affiliated with WilTel under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a WilTel Employee: (i) each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, ("Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in
Section 4.12(e)(i) ("Benefit Program or Agreement") (such Plans and Benefit Programs or Agreement are sometimes collectively referred to in this Agreement as the "Employee Benefit Plans").

                  (f) True, correct and complete copies of each of the current Plans, and related trusts, if applicable, including all amendments thereto, have been furnished or made available to NCS by WCG. There have also been furnished to NCS by WCG, with respect to each Plan required to file such report and description, the report on Form 5500 for the past two years and the most recent summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished or made available to NCS by WCG.

                  (g) Except as otherwise set forth on Schedule 4.12(g): (i) none of WilTel or any ERISA Affiliate contributes to or has an obligation to contribute to, nor has at any time contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV or ERISA; (ii) each of WilTel and its ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including, but not limited to, ERISA and the Code, required to be performed by it in connection with the Employee Benefit Plans, and there have been no defaults or violations by any other party to the Employee Benefit Plans; (iii) all reports, returns, notices, disclosures and other documents relating to the Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law and each Employee Benefit Plan has been administered in compliance with its governing written documents;
(iv) each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the best knowledge of WCG, contemplated or threatened against, or with respect to, any of the Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Plan, which is qualified under Section 401 of the Code, is tax exempt under Section 501 of the Code; (vii) all contributions required to be made to the Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Plan within the meaning of Section 411(d)(3) of the Code; (ix) no act, omission or transaction has occurred which could result in imposition on the Sellers, WilTel or its ERISA Affiliates of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (x) to the best knowledge of WCG, there is no matter pending with respect to any of the Plans before the IRS, the Department of Labor or the PBGC; (xi) each of the Employee Benefit Plans complies in form and operation with the applicable provisions of the Code and ERISA; (xii) each Employee Benefit Plan provides that it may be unilaterally amended or terminated in its entirety without any liability or other obligation except the liability set forth for benefits as described in the plan upon such amendment or termination; (xiii) neither WCG nor WilTel has made any written or oral representations or promises to any present or former director, officer, employee or other agent concerning his or her terms, conditions or benefits of employment (other than communicating that which appears on Schedule 4.12(a)), including without limitation the tenure of any such employment or the conditions under which such employment may be terminated by WilTel or Newco which will be binding upon or enforceable against Newco after the Closing; (xiv) the actuarial present values of all accrued deferred compensation entitlement of all WilTel Employees and their respective beneficiaries, other than entitlement accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code, have been fully reflected on the financial statements and balance sheets attached as Schedule 4.6(a). Such entitlement includes, without limitation, any entitlement under any executive compensation, supplemental retirement or any employment continuity agreement; and (xv) all liabilities for post-retirement benefits required to be booked under Statement of Financial Standards No. 106 have been fully reflected on the financial statements and balance sheets attached as Schedule 4.6(a).

                  (h) Attached as hereto as Schedule 4.12(h) is a list of all transfers out of the WilTel Business since September 1, 1996.

         4.13 FINDER'S FEE. Other than Salomon Brothers Inc, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission from WCG or WilTel in respect of the transactions contemplated by this Agreement. WCG shall indemnify and hold NTI and its Affiliates harmless from and against any and all Claims, liabilities and obligations with respect to any such fees, commissions or expenses asserted by any such Person on the basis of any act, statement, agreement or commitment alleged to have been made by WCG or any of its Affiliates with respect thereto.

         4.14 MINUTE BOOKS. The minute books of WilTel, copies of which, certified by WilTel's secretary or assistant secretary, have heretofore been made available to NTI, contain true and complete minutes and records of all meetings, proceedings and other actions of shareholders and the Board of Directors of WilTel, none of which have been amended to the best knowledge of WCG (except as set forth in such copies) and are in full force and effect as of the date hereof.

         4.15 ABSENCE OF CERTAIN CHANGES. Except as described in Schedule 4.15 and except for the consummation of the transactions contemplated by Article II, since December 31, 1996, there has not been:

                  (a) Any mortgage, encumbrance or Lien placed on any of the WilTel Assets by or as a result of any act or omission of WilTel which remains in existence on the date hereof or on the Closing Date, except for Permitted Encumbrances;

                  (b) Any obligation or liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) incurred by WilTel other than obligations and liabilities incurred in accordance with past practice in the ordinary course of business;

                  (c) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the WilTel Assets, for an amount in excess of One Hundred Thousand Dollars ($100,000), other than in accordance with past practice in the ordinary course of business;

                  (d) Any damage, destruction or Loss in excess of One Hundred Thousand Dollars ($100,000) per single event, whether or not covered by insurance, affecting the WilTel Assets;

                  (e) Any strike, work stoppage, concerted work slow down, grievance or arbitration proceeding, unfair labor practice charge or complaint involving the WilTel Business;

                  (f) Any material change in the Employee Benefit Plans listed (or required to be listed) on Schedule 4.12(e) or any change in the compensation payable or to become payable with respect to the WilTel Business to any officer, employee or agent of WilTel or WCG; except changes in compensation which occurred in the ordinary course of business and which did not involve, in any case, an increase in compensation in excess of Twenty Thousand Dollars ($20,000) per annum for any one employee.

                  (g) A cancellation of any debt in excess of One Hundred Thousand Dollars ($100,000) owed to or claim of WilTel, or waiver of any right of WilTel, other than in accordance with past practice in the ordinary course business;

                  (h) Any extraordinary Losses in excess of Fifty Thousand Dollars ($50,000) or more individually aggregating in excess of Seven Hundred Fifty Thousand Dollars ($750,000) or more suffered by the WilTel Business;

                  (i) Any change in any method of accounting or accounting practice by the WilTel Business, except as may be required by GAAP; or

                  (j) Any other change in the financial condition, properties, assets, liabilities, business or operations of the WilTel Business which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is reasonably likely to have a Material Adverse Effect with respect to the WilTel Business or Newco.

         4.16 NO UNTRUE STATEMENTS. This Agreement, the Exhibits and Schedules hereto, and any certificate delivered to NTI and its representatives in connection with this Agreement or the transactions contemplated hereby, do not and will not contain when delivered any untrue statement of any material fact and do not and will not omit to state a material fact necessary to make the statements contained herein and therein taken as a whole not misleading. To the best knowledge of WCG, there is no material fact that has not been disclosed in writing to NTI by WCG that has or is expected to have a Material Adverse Effect on WilTel or Newco.


                                    ARTICLE V
                             MATTERS PENDING CLOSING

         5.1 NTI ACTIONS PENDING CLOSING. From the date hereof until the later of Closing and the Effective Time, except as expressly contemplated by this Agreement or to the extent WCG shall otherwise consent in writing:

                  (a) NTI shall and shall cause its appropriate Affiliates to, in a timely, accurate and complete manner (i) make such filings and secure any consents, approvals or authorizations of any Authority required to be obtained by it or such Affiliates or which may be necessary for the consummation of the transactions contemplated by this Agreement; and (ii) provide to WCG such information as WCG may require to assist NTI and NCS to make such filings as may be required for the consummation of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 5.1(b) attached hereto or with the other party's consent not to be unreasonably withheld, NTI, NCS and their respective

Affiliates from and after the date of this Agreement shall not and shall not permit NCS or an Affiliate of NTI or NCS to do or agree to do, any of the following in respect of the NCS Business:

                           (i) Transfer, sell, assign or otherwise dispose of
                  any material assets other than in the ordinary course of its business;

                           (ii) Create, incur, assume or suffer to exist upon
                  any assets of the NCS Business any Liens arising through any act or omission of NTI, NCS or any Affiliate of NCS except Liens securing indebtedness disclosed herein or Permitted Encumbrances;

                           (iii) Create, incur, assume or suffer to exist any
                  indebtedness, liability or obligation in excess of One Hundred Thousand Dollars ($100,000) except current liabilities (other than for borrowed money) incurred in the ordinary course of business;

                           (iv) Assume, guarantee, endorse or become liable on,
                  or agree to repurchase the obligation of any Person, firm or corporation, except for the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                           (v) Merge or consolidate with or into any Person
                  (other than Newco);

                           (vi) Declare or pay any dividend of any kind (except
                  as otherwise specifically contemplated hereby), or make any other distribution in respect of, or purchase, redeem or otherwise acquire, any of its shares;

                           (vii) Make any loan or advance to, or make any
                  investment in any Person, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except for advances in the ordinary course of business;

                           (viii) Make any capital expenditure in an amount in
                  excess of One Hundred Thousand Dollars ($100,000) per item or One Million Dollars ($1,000,000) in the aggregate with respect to all capital expenditures;

                           (ix) Materially change the Employee Benefit Plans
                  listed (or required to be listed) on Schedule 3.12(e) or change the compensation payable or to become payable with respect to the NCS Business to any officer, employee or agent of NTI or NCS except changes in compensation which occur in the ordinary course of business and which do not involve, in any case, an increase in compensation in excess of twenty thousand dollars ($20,000) per annum for any one employee.

                           (x) Amend its certificate of incorporation or
                  by-laws;

                           (xi) Waive any of its rights or Claims having a value
                  in the aggregate in excess of One Million Dollars
                  ($1,000,000);

                           (xii) Enter into any transaction having a Relevant
                  Adverse Effect other than in the ordinary course of business;

                           (xiii) Except as provided for in Section 3.11, permit
                  to be canceled or terminated any insurance policy covering the business, assets, operations or employees of NCS, or permit any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing substantially the same coverage are in full force and effect;

                           (xiv) Change in any respect any of its accounting
                  principles, policies or procedures, except as may be required by GAAP, in respect of the NCS Business;

                           (xv) Settle or compromise any suit or Claim or
                  threatened suit or Claim in each case involving Two Hundred Thousand Dollars ($200,000) or more not covered by insurance relating to the NCS Business;

                           (xvi) Modify, amend or terminate any material
                  contract or agreement relating to the NCS Business; or waive, release, relinquish or assign any material contract or agreement or other right or claim related to the NCS Business; or cancel or forgive any indebtedness of One Hundred Thousand Dollars ($100,000) or more owed to NTI or NCS which would be included in the NCS Assets; or

                           (xvii) Take any action that could reasonably be
                  expected to result in any of the conditions to the obligations of WCG set forth in Article VI not being satisfied or that would materially impact the ability of NTI to consummate the transactions contemplated herein in accordance with the terms hereof or that would materially delay such consummation.

                  (c) From and after the date of this Agreement until the Closing, NTI shall and shall cause each of NCS and NTI's or NCS' Affiliates to do all of the following in respect of the NCS Business:

                           (i) Carry on the NCS Business in substantially the
                  same manner as heretofore conducted and not make any purchase or sale, or introduce any method of management or operation in respect of its business or properties, except in a manner consistent with its prior practice;

                           (ii) (A) Maintain and preserve its business
                  organization intact, including, without limiting the generality of the foregoing, preserving any confidential information and trade secrets; (B) substantially maintain its relationships with its suppliers and customers and others having business relations with it so that they will be preserved for Newco on and after the Closing; and (C) use its best reasonable efforts to retain its present employees so that they will be available to Newco on and after the Closing;

                           (iii) Do or cause to be done all things necessary to
                  preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary for the conduct of its business, including, without limiting the generality of the foregoing, all licenses and permits, and comply with the requirements of all applicable laws and all rules, regulations and orders of all Authorities having jurisdiction over it or its properties;

                           (iv) Pay and discharge, or cause to be paid and
                  discharged, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, prior to the date upon which penalties attach thereto, except any of the foregoing being contested by NTI, NCS or such Affiliate in good faith;

                           (v) Promptly notify WCG in writing of any
                  investigation, action, suit or proceeding commenced against it before any court or any Authority;

                           (vi) Maintain its books, accounts and records in the
                  usual, regular and ordinary manner, on a basis consistent with prior years;

                           (vii) Maintain its inventory levels at levels
                  consistent with the normal and ordinary course of operation as the NCS Business has been operated prior to the date hereof;

                           (viii) Promptly notify WCG of the operating results
                  of the NCS Business and of any extraordinary loss suffered by the NCS Business; and

                           (ix) Refrain from doing any act or omitting to do any
                  act, or permitting any act or omission to act, which will cause a material breach of any of NCS' material contracts, commitments or obligations.

                  (d) Between the date of this Agreement and the Closing, NTI, NCS and their Affiliates during ordinary business hours shall (i) give WCG and its authorized representatives and agents reasonable access to all books, records, offices and other facilities and properties of NCS relating to the NCS Business, (ii) permit WCG and its employees and agents to make such inspections thereof as WCG may reasonably request, and (iii) cause its officers and authorize NCS' accountants to furnish WCG and its employees and agents with such financial and operating data and other information with respect to the financial statements, business and properties of NCS relating to the NCS Business as WCG may from time to time reasonably request.

         V.2 WCG ACTIONS PENDING CLOSING. From the date hereof until the later of Closing and Effective Time, except as expressly contemplated by this Agreement or to the extent NTI shall otherwise consent in writing:

                  (a) WCG shall and shall cause its appropriate Affiliates to, in a timely, accurate and complete manner (i) make such filings and secure any consents, approvals or authorizations of any Authority required to be obtained by it or such Affiliates or which may be necessary for the consummation of the transactions contemplated by this Agreement; and (ii) provide to NTI such information as NTI may require to assist WCG to make such filings as may be required for the consummation of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 5.2(b) attached hereto or with the other party's consent not to be unreasonably withheld, WCG, WilTel and their respective Affiliates from and after the date of this Agreement shall not and shall not permit WilTel or an Affiliate of WCG or WilTel to do or agree to do, any of the following in respect of the WilTel Business:

                           (i) Transfer, sell, assign or otherwise dispose of
                  any material assets other than in the ordinary course of its business;

                           (ii) Create, incur, assume or suffer to exist upon
                  any assets of the WilTel Business any Liens arising through any act or omission of WilTel or any Affiliate of WilTel except Liens securing indebtedness disclosed herein or Permitted Encumbrances;

                           (iii) Create, incur, assume or suffer to exist any
                  indebtedness, liability or obligation in excess of One Hundred Thousand Dollars ($100,000) except current liabilities (other than for borrowed money) incurred in the ordinary course of business;

                           (iv) Assume, guarantee, endorse or become liable on,
                  or agree to repurchase the obligation of any Person, firm or corporation, except for the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                           (v) Merge or consolidate with or into any Person
                  (other than Newco);

                           (vi) Declare or pay any dividend of any kind (except
                  as otherwise specifically contemplated hereby), or make any other distribution in respect of, or purchase, redeem or otherwise acquire, any of its shares;

                           (vii) Make any loan or advance to, or make any
                  investment in any Person, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except for advances in the ordinary course of business;

                           (viii) Make any capital expenditure in an amount in
                  excess of One Hundred Thousand Dollars ($100,000) per item or One Million Dollars ($1,000,000) in the aggregate with respect to all capital expenditures;

                           (ix) Materially change the Employee Benefit Plans
                  listed (or required to be listed) on Schedule 4.12(e) or change the compensation payable or to become payable with respect to the WilTel Business to any officer, employee or agent of WilTel or WCG except changes in compensation which occur in the ordinary course of business and which do not involve, in any case, an increase in compensation in excess of twenty thousand dollars ($20,000) per annum for any one employee.

                           (x) Amend its certificate of incorporation or
                  by-laws;

                           (xi) Waive any of its rights or Claims having a value
                  in the aggregate in excess of One Million Dollars
                  ($1,000,000);

                           (xii) Enter into any transaction having a Relevant
                  Adverse Effect, other than in the ordinary course of business;

                           (xiii) Permit to be canceled or terminated any
                  insurance policy covering the business, assets, operations or employees of WilTel, or permit any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing substantially the same coverage are in full force and effect;

                           (xiv) Change in any respect any of its accounting
                  principles, policies or procedures, except as may be required by GAAP, in respect of the WilTel Business;

                           (xv) Settle or compromise any suit or Claim or
                  threatened suit or Claim in each case involving Two Hundred Thousand Dollars ($200,000) or more not covered by insurance relating to the WilTel Business;

                           (xvi) Modify, amend or terminate any material
                  contract or agreement relating to the WilTel Business; or waive, release, relinquish or assign any material contract or agreement or other right or claim related to the WilTel Business; or cancel or forgive any indebtedness of One Hundred Thousand Dollars ($100,000) or more owed to WilTel which would be included in the WilTel Assets; or

                           (xvii) Take any action that could reasonably be
                  expected to result in any of the conditions to the obligations of NTI set forth in Article VI not being satisfied or that would materially impact the ability of WCG to consummate the transactions contemplated herein in accordance with the terms hereof or that would materially delay such consummation.

                  (c) From and after the date of this Agreement until the Closing, WCG shall and shall cause each of WilTel and WCG's and WilTel's Affiliates to do all of the following in respect of the WilTel Business:

                           (i) Carry on the WilTel Business in substantially the
                  same manner as heretofore conducted and not make any purchase or sale, or introduce any method of management or operation in respect of its business or properties, except in a manner consistent with its prior practice;

                           (ii) (A) Maintain and preserve its business
                  organization intact, including, without limiting the generality of the foregoing, preserving any confidential information and trade secrets; (B) substantially maintain its relationships with its suppliers and customers and others having business relations with it so that they will be preserved for Newco on and after the Closing; and (C) use its best reasonable efforts to retain its present employees so that they will be available to Newco on and after the Closing;

                           (iii) Do or cause to be done all things necessary to
                  preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary for the conduct of its business, including, without limiting the generality of the foregoing, all licenses and permits, and comply with the requirements of all applicable laws and all rules, regulations and orders of all Authorities having jurisdiction over it or its properties;

                           (iv) Pay and discharge, or cause to be paid and
                  discharged, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, prior to the date upon which penalties attach thereto, except any of the foregoing being contested by WilTel in good faith;

                           (v) Promptly notify NTI in writing of any
                  investigation, action, suit or proceeding commenced against it before any court or any Authority;

                           (vi) Maintain its books, accounts and records in the
                  usual, regular and ordinary manner, on a basis consistent with prior years;

                           (vii) Maintain its inventory levels at levels
                  consistent with the normal and ordinary course of operation as the WilTel Business has been operated prior to the date hereof;

                           (viii) Promptly notify NTI of the operating results
                  of the WilTel Business and of any extraordinary loss suffered by WilTel; and

                           (ix) Refrain from doing any act or omitting to do any
                  act, or permitting any act or omission to act, which will cause a material breach of any of WilTel's material contracts, commitments or obligations.

                  (d) Between the date of this Agreement and the Closing, WCG and WilTel during ordinary business hours shall (i) give NTI and its authorized representatives and the agents reasonable access to all books, records, offices and other facilities and properties of WilTel relating to the WilTel Business,
(ii) permit NTI and its employees and agents to make such inspections thereof as NTI may reasonably request, and (iii) cause its officers and authorize WilTel's accountants to furnish NTI and its employees and agents with such financial and operating data and other information with respect to the financial statements, business and properties of WilTel relating to the WilTel Business as NTI may from time to time reasonably request.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATION OF THE PARTIES The obligations of the Parties to effect the Closing shall be subject to the following conditions unless waived in writing by all Parties:

                  (a) Formation of LLC. The Certificate of Formation shall have been filed with the Secretary of State of Delaware and all other acts necessary to form Newco shall have been taken.

                  (b) Approvals and Consents. Any required consents, approvals or authorizations of any Authority to the transfer or change in control contemplated by this Agreement shall have been obtained.

                  (c) No Litigation. No Proceeding shall have been initiated by any Authority or third party seeking to enjoin or otherwise restrain the consummation of the transactions contemplated by this Agreement.

                  (d) TTS Agreement. The Parties shall have caused Newco to execute and deliver the TTS Agreement, and the transactions contemplated thereby shall have been consummated.

                  (e) Section 2.7 Transactions. NCS shall have executed and delivered the Bill of Sale and the assignment covering the Transferred Receivables; Newco shall have made and delivered the Accounts Receivable Note to NCS and paid to NCS the cash (contributed by WilTel) provided for in Section 2.7; and NCS shall have delivered the Accounts Receivable Note and cash to NTI.

         6.2 CONDITIONS TO OBLIGATION OF WCG. The obligation of WCG to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the date of the Closing of the following conditions, any one or more of which may be waived in writing, in whole or in part, by WCG:

                  (a) Representations, Warranties and Covenants. NTI shall have performed, satisfied, and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied, or complied with by it on or before the date of the Closing. All representations and warranties of NTI contained in this Agreement or in any certificate, document, instrument or writing delivered to WCG by or on behalf of NTI under this Agreement shall be true and correct, in all material respects, on the date of this Agreement and (except with respect to Section 3.15(h) and the second sentence of Section 3.16) as of the date of the Closing with the same force and effect as though they had been made on such date and NTI shall have delivered a certificate to the foregoing effect.

                  (b) No Material Adverse Change. From the date of this Agreement to and including the Closing Date, there shall not have occurred any Material Adverse Change in or with respect to the NCS Business or the NCS Assets, whether or not disclosed in any supplement or amendment to the schedules to this Agreement.

                  (c) Good Standing. NTI shall have delivered to WCG certificates issued by appropriate Authorities evidencing the good standing and existence of each of NTI and NCS, as of a date not more than ten calendar days prior to the date of Closing, in the states in which it was organized or qualified to do business as a foreign corporation.

                  (d) Consents of Third Persons. All consents from Persons that are listed and identified in Schedule 3.3(a) attached hereto shall have been obtained by NCS including by lapse of a contractual or statutory waiting period and copies thereof shall have been delivered to WCG.

                  (e) Delivery of Other Agreements. NTI shall have executed and delivered to Newco the other agreements contemplated by this Agreement.

                  (f) Review of Certain Contracts. NTI shall have made available for review by WCG the contracts identified on Schedule 3.5(a) and Schedule 3.5(b).

                  (g) Merger of NCS into Newco. NCS shall have signed and delivered to WCG the Certificate of Merger which upon filing with the Secretary of State of Delaware will cause NCS to merge with and into Newco.

                  (h) LLC Agreement. NTI shall have executed and delivered to WCG the LLC Agreement.

                  (i) TTS Agreement. NTL and TTS shall have executed and delivered the TTS Agreement.

                  (j) BA Meridian. NTI shall have delivered evidence satisfactory to WCG of the completion of the acquisition by NCS of the interest of Bell Atlanticom Systems, Inc. in BA Meridian and a copy of the definitive agreements related thereto.

                  (k) Secretary's Certificate. NCS shall have delivered to WCG a certificate dated the Effective Date executed by the secretary or assistant secretary of NCS certifying that attached thereto is: (1) a true, correct and complete copy of the certificate of incorporation of NCS certified by the Secretary of State of Delaware and all amendments thereto; and (2) a true, correct and complete copy of the by-laws of NCS, and all amendments thereto. NTI shall have delivered to WCG a certificate dated the Effective Date executed by the secretary or assistant secretary of NTI certifying the name and title of, and bearing the signature of, each officer of NTI individually authorized to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby.

                  (l) Resolutions. NTI shall have delivered to WCG certified resolutions of the respective Boards of Directors of NTI and NCS approving the consummation of the transactions contemplated hereby.

                  (m) NTI Retained Liabilities. NTI (or an Affiliate of NTI reasonably acceptable to WCG) shall have assumed and agreed to pay, perform and discharge the NTI Retained Liabilities pursuant to an assumption agreement in form and substance satisfactory to WCG.

                  (n) Non-Competition Agreement. NTL shall have executed and delivered the Non-Competition Agreement.

         6.3 CONDITIONS TO OBLIGATION OF NTI. The obligation of NTI to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the date of the Closing of the following conditions, any one or more of which may be waived in writing, in whole or in part, by NTI:

                  (a) Representations, Warranties and Covenants. WCG shall have performed, satisfied, and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied, or complied with by it on or before the date of the Closing. All representations and warranties of WCG contained in this Agreement or in any certificate, document, instrument or writing delivered to NTI by or on behalf of WCG under this Agreement shall be true and correct, in all material respects, on the date of this Agreement and (except with respect to Section 4.15(h) and the second sentence of Section 4.16) as of the date of the Closing with the same force and effect as though they had been made on such date and NTI shall have delivered a certificate to the foregoing effect.

                  (b) No Material Adverse Change. From the date of this Agreement to and including the Closing Date, there shall not have occurred any Material Adverse Change in or with respect to the WilTel Business or the WilTel Assets, whether or not disclosed in any supplement or amendment to the schedules to this Agreement.

                  (c) Good Standing. WCG shall have delivered to NTI certificates issued by appropriate Authorities evidencing the good standing and existence of each of WCG and WilTel, as of a date not more than ten calendar days prior to the date of Closing, in the states in which it was organized or qualified to do business as a foreign corporation.

                  (d) Consents of Third Persons. All consents from Persons that are listed and identified in Schedule 4.3(a) attached hereto shall have been obtained by

WCG including by lapse of a contractual or statutory waiting period and copies thereof shall have been delivered to NTI.

                  (e) Delivery of Other Agreements. WCG shall have executed and delivered to Newco the other agreements contemplated by this Agreement.

                  (f) Review of Certain Contracts. WCG shall have made available for review by NTI the contracts identified on Schedule 4.5(a) and Schedule 4.5(b).

                  (g) Merger of WilTel into Newco. WilTel shall have signed and delivered to NTI the Certificate of Merger which upon filing with the Secretary of State of Delaware will cause WilTel to merge with and into Newco.

                  (h) LLC Agreement. WCG shall have executed and delivered to NTI the LLC Agreement.

                  (i) Cash Payment. WCG shall have paid to NTI the Cash Payment.

                  (j) Secretary's Certificate. WCG shall have delivered to NTI a certificate dated the Effective Date executed by the secretary or assistant secretary of WilTel certifying that attached thereto is: (1) a true, correct and complete copy of the certificate of incorporation of WilTel certified by the Secretary of State of Delaware and all amendments thereto; and (2) a true, correct and complete copy of the by-laws of WilTel, and all amendments thereto. WCG shall have delivered to NTI a certificate dated the Effective Date executed by the secretary or assistant secretary of WCG certifying the name and title of, and bearing the signature of, each officer of WCG individually authorized to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby.

                  (k) Resolutions. WCG shall have delivered to NTI certified resolutions of the respective Boards of Directors of WCG and WilTel approving the consummation of the transactions contemplated hereby.

                  (l) WCG Retained Liabilities. WCG (or an Affiliate of WCG reasonably acceptable to NTI) shall have assumed and agreed to pay, perform and discharge the WCG Retained Liabilities pursuant to an assumption agreement in form and substance satisfactory to NTI.

                  (m) Non-Competition Agreement. Williams shall have executed and delivered the Non-Competition Agreement.

                  (n) Insurance. WCG shall have provided evidence that the insurance policies set forth on Schedule 4.11 have been amended to include Newco.

                  (o) Parent Guaranty. WCG shall have delivered a guaranty by Williams Holdings of Delaware, Inc., of WCG's performance of all financial obligations under this Agreement and the LLC Agreement and 70% of Newco's obligations under the Accounts Receivable Note, substantially in the form of
Exhibit I hereof.

         6.4 CLOSING MEMORANDUM. Promptly following execution and delivery hereof, the parties shall draw up a mutually agreed upon closing memorandum setting forth the mechanism for completion of the transactions contemplated hereby.


                                   ARTICLE VII
                                     CLOSING

         Unless this Agreement shall have been terminated pursuant to the provisions of Article XII, the consummation of the transactions provided for in
Article II (other than the formation of Newco) (the "Closing") shall take place at the offices of The Williams Companies, Inc., One Williams Center, Suite 4100, Tulsa, Oklahoma 74172 on April 30, 1997 or at such other time as the parties mutually agree; provided that NCS shall have been able to close its acquisition of the interest of Bell Atlanticom Systems, Inc. in BA Meridian prior to the Closing, failing which the Closing shall be rescheduled for a Business Day to be mutually agreed as soon as possible following the satisfaction of the conditions set forth in this proviso.

                                  ARTICLE VIII
                             POST-CLOSING ADJUSTMENT

         8.1 TRUE-UP OF SECTION 2.7 TRANSACTIONS. The actual amount of Net Transferred Receivables and the actual amount due under Section 2.7(b) will be mutually determined by the Parties within 60 days after the Closing Date. The principal amount owing under the Accounts Receivable Note will be recomputed pursuant to the formula in Section 2.7(a), and the Parties shall cause Newco to issue a replacement Accounts Receivable Note (for the same due date) and NTI shall cause the original Accounts Receivable Note issued at Closing to be cancelled. The Cash Payment will also be recomputed based on the formula provided in Section 2.2 using the principal amount of the replacement Accounts Receivable Note and the actual amount due under Section 2.7(b) rather than the estimated amounts (the "Recomputed Cash Payment"). If the Recomputed Cash Payment is greater than the Cash Payment made at Closing, WCG shall pay NTI the difference within 90 days from the Closing Date. If the Recomputed Cash Payment is less than the Cash Payment made at Closing, NTI shall pay WCG the difference within 90 days from the Closing Date.




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




         8.2 TAX BENEFIT PAYMENT. Within 90 days after the Closing Date, NTI shall pay to WCG an amount equal to the present value (discounted at 10%) of the difference in the tax effect of the deductions allocable for federal income tax purposes to WCG (the "Tax Effect") under the following two alternative sets of conditions:

(1) A hypothetical scenario assuming that the Transferred Receivables, and inventory and fixed assets of NCS went into Newco by operation of law as a result of the merger of NCS with and into Newco and WCG had paid an amount of cash to NTI to adjust NTI's ownership percentage to 30%; and,

(2)      The actual transactions as agreed to by the parties.

All amounts used in the calculation of the Tax Benefit Payment shall be based on net book values or tax basis, as appropriate, at the Closing Date and shall be made in accordance with the Code and Tax Regulations, including, but not limited to, section 707 and the regulations thereunder. If any alternatives are allowed by the Code and regulations, the alternative which will produce the smallest possible Tax Benefit Payment will be selected.

The tax rate to be applied to the difference in allocable deductions in the determination of the Tax Effect will be 25% for the first four taxable years (a "Taxable Year") beginning with the year in which the closing occurs. In the fifth Taxable Year, the Tax Effect will be the sum of the difference in allocable deductions for that year multiplied by 40% plus the sum of differences in allocable deductions for the first four Taxable Years multiplied by 15%. For the sixth Taxable Year and all subsequent Taxable Years, the Tax Effect will be the difference in allocable deductions for such year multiplied by forty percent (40%).

In the event that WCG is able to claim any tax benefits for which it has received a Tax Benefit Payment from NTI pursuant to this Section 8.2, WCG shall refund all or a portion of such payment to NTI, including interest at the federal rate for tax deficiencies. The national public accounting firm which prepares Newco's federal income tax return shall calculate the payment to be made by WCG to NTI pursuant to this paragraph, subject to the review of WCG and NTI.

         8.3 TAX EQUALIZATION PAYMENT FOR INTERIM PERIOD EARNINGS. Within 90 days after the Closing Date, WCG will pay to NTI an amount equal to the (i) the Interim Period Taxable Income of NCS multiplied by 28% minus (ii) the Interim Period Taxable Income of WilTel multiplied by 10.5%. The "Interim Period Taxable Income" is the taxable income of NCS or WilTel, as applicable, during the period between the Effective Date and the Closing Date without giving effect to any gain or loss relating to the transactions arising from this Agreement. The purpose of this payment is to true-up the federal and state income taxes each of the Parties will be required to pay on the Interim Period Taxable Income of NCS or WilTel, as appropriate, to its allocable



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share of the federal and state income taxes on the combined Interim Period
Taxable Income of NCS and WilTel. The cash payment will be adjusted as necessary to yield such amount net of any income tax effect it may cause.

         8.4 NETTING OF POST-CLOSING ADJUSTMENTS. The Recomputed Cash Payment under Section 8.1 and the amounts to be paid pursuant to Sections 8.2 and 8.3 will be netted against each other to result in one payment by either NTI or WCG, as the case may be, to the other Party.

                                   ARTICLE IX
                                EMPLOYEE MATTERS


         9.1 EMPLOYEE TRANSFERS AND PLAN LIABILITIES. Immediately prior to the
Closing: (i) all NCS Employees, and all NTI Employees who support the NCS Business and are identified on Schedule 9.1(a) (hereinafter referred to as the "NCS Transferring Employees), all labor contracts of NCS and all of NCS's liabilities and other obligations (whether actual, contingent, known or unknown) of any nature whatsoever under or relating to the NCS Employees and such labor contracts shall be transferred from NCS to Nortel Communications Personnel Services Inc., a new subsidiary to be created by NTI; (ii) all WilTel Employees other than those identified on Schedule 9.1(b), all labor contracts of WilTel and all of WilTel 's liabilities and other obligations (whether actual, contingent, known or unknown) of any nature whatsoever under or relating to the WilTel Employees and such labor contracts shall be transferred from WilTel to WilTel Services, Inc., a new subsidiary to be created by WCG; (iii) NCS shall transfer its interest in and all of its liabilities and other obligations (whether actual, contingent, known or unknown) of any nature whatsoever under or relating to the Employee Benefit Plans listed (or required to be listed) on
Schedule 3.12(e) to Nortel Communications Personnel Services Inc.; (iv) WilTel shall transfer its interest in and all of its liabilities and other obligations (whether actual, contingent, known or unknown) of any nature whatsoever under or relating to the Employee Benefit Plans listed (or required to be listed) on
Schedule 4.12(e) to WilTel Services, Inc. For a period ending on the Employee Transfer Date, Nortel Communications Personnel Services Inc. and WilTel Services, Inc. shall provide employee services to Newco pursuant to the terms of the Employee Services Agreement. Subject to the rights of Nortel Communications Personnel Services Inc. and WilTel Services, Inc. under the Employee Services Agreement and the provisions of Section 9.8(c) with respect to individuals qualifying for long-term disability benefits, upon the expiration of such contract; (i) all NCS Active Employees still employed by Nortel Communications Personnel Services Inc., all WilTel Active Employees still employed by WilTel, Services Inc., and all employees hired by Nortel Communications Personnel Services Inc. or WilTel Services, Inc. under the service contract who are still employed, shall be transferred to Newco; (ii) all labor contracts and multi-employer plan obligations of Nortel Communications Personnel Services Inc. and all labor contracts and multi-employer plan obligations of WilTel Services, Inc. shall be transferred to Newco, and




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

(iii) Newco shall establish employee benefit plans and programs for the benefit of its employees provided that the transfer of employees and labor contracts shall not transfer any NTI Retained Liabilities or any WCG Retained Liabilities to Newco.

         9.2 EMPLOYEE SERVICES AGREEMENT. The Employee Services Agreement, substantially in the form attached as Exhibit J, among Newco, Nortel Communications Personnel Services Inc., and WilTel Services, Inc. shall be executed prior to Closing and shall permit Newco to obtain the services of all employees of Nortel Communications Personnel Services Inc., of all employees of WilTel Services, Inc., and of various individuals employed by WCG (or its Affiliates) or NTI (or its Affiliates). The Employee Services Agreement shall require Newco to pay Nortel Communications Personnel Services Inc. and WilTel Services, Inc. for all costs associated with their respective employees during the period of such contract, including, but not limited to compensation, employment taxes, employee benefits, workers compensation, employment litigation and any other litigation related to the services provided under the services contract; provided that Newco shall not be required to pay either (i) for any costs associated with the retirement of any employees of Nortel Communications Personnel Services Inc., WilTel Services, Inc., WCG (or its Affiliates) or NTI (or its Affiliates) (including, but not limited to, retiree medical, life, long-term care or pension costs), or (ii) for any costs associated with the fringe benefits described on Schedule 9.2 to the extent such costs exceed the fringe benefit reimbursement rates set forth on such Schedule 9.2. Newco shall be required to pay WCG and NTI for the services of any of their employees under the terms of the Employee Services Agreement. Newco shall also be required to indemnify Nortel Communications Personnel Services Inc., WilTel Services, Inc., WCG (or its Affiliates) and NTI (or its Affiliates) for any and all Claims and liabilities (including any legal fees and costs incurred by them) arising out of the employment of the employees of Nortel Communications Personnel Services Inc. and WilTel Services, Inc. during the period following the Closing to the Employee Transfer Date and arising out of the services agreement described in this Section 9.2; provided that Newco shall not be required to provide indemnification for any Claims or liabilities associated either (i) with the retirement of any employees of Nortel Communications Personnel Services Inc., WilTel Services, Inc., WCG or NTI, or (ii) with the fringe benefits described on
Schedule 9.2. Subject to the limitations set forth in the preceding sentence, such Claims and liabilities shall include, but not be limited to, all costs associated with the employment of such employees during the period (compensation, incentives, benefits, perquisites), the termination of employment of any such employees (including severance benefits), and claims by such employees for employment-related liabilities (including worker's compensation, wrongful terminations, discrimination, etc.). Such Claims and liabilities for which Newco shall provide indemnification shall also include Claims by Newco or by third parties related to the services provided by the employees to Newco or its clients pursuant to the Employee Services Agreement described in this
Section 9.2.




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




During the term of the Employee Services Agreement, Nortel Communications Personnel Services Inc. and WilTel Services, Inc. shall permit all of their respective employees to participate in employee benefit plans, compensation programs, and personnel policies which are substantially similar to those in effect for their respective employees at the Closing.

         9.3 REPORTING OF DATA. Each of NTI, WCG and Newco shall complete and furnish to each other such employee and employee related data as shall be reasonably required from time to time for each Party to perform and fulfill its obligations under this Agreement, under the Employee Services Agreement, and under applicable law.

         9.4 EMPLOYMENT RELATED CLAIMS. Subject to Section 9.3, Newco shall be solely responsible for all liability, costs and expenses (including attorneys' fees) for all employment Claims relating to arbitrations, unfair labor practices and Claims, employment discrimination charges, wrongful termination Claims, workers' compensation Claims, any employment-related tort Claim or other Claims or charges of or by any employee of Newco arising out of acts, conditions or omissions occurring on or after such employee's date of employment by Newco.

         9.5 BONUS PAYMENTS. The Parties acknowledge that the incentive bonus programs utilized by each involves the determination and payment of cash bonuses in the early part of each year, which rewards services rendered in the preceding calendar year. Each of NTI and WCG agree and acknowledge that, all employees of NTI, NCS and WilTel who are transferred to Nortel Communications Personnel Services Inc., or WilTel Services, Inc. ("Transferred Employees") and who are eligible to receive a bonus should continue to be eligible to receive a bonus relative to services rendered to NTI, NCS or WilTel as the case may be, on or prior to the Closing Date in accordance with the terms and conditions of a bonus plan to be adopted by Newco. On and after the Employee Transfer Date, Nortel Communications Personnel Services Inc. and WilTel Services, Inc. will have no continuing obligation or responsibility for the payment of any compensation to employees transferring to Newco, (including any annual management bonuses payable in 1998 for performance at any time during 1997.) Newco shall be solely responsible for such payment in accordance with the terms and conditions of a bonus plan to be adopted by Newco.

         9.6 HIRING RESTRICTIONS.

                    (a) Subject to subsection 9.6(b), NTI and its Affiliates will not hire Newco employees for a period of one (1) year from Closing.

                    (b) Attached as Schedule 9.6(b) is a list of current NCS employees, who at such employee's option, will have the right to rejoin NTI or an NTI Affiliate within two (2) years from Closing without loss of seniority and with compensation for lost benefits credit to be paid by NTI; provided, however that such employees will remain



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
with Newco for a minimum 18-month transition period or until released by Newco, if earlier.

                  (c) For a period of two (2) years from Closing, WCG and its Affiliates will not hire any of Newco's officers and director-level employees, except for those employees listed on the attached Schedule 9.6(c).


         9.7 WARN NOTICES. Each Party acknowledges that it is solely responsible for issuing, serving and delivering all orders and notices required pursuant to the Worker Adjustment and Retraining Notification Act ("WARN") in connection with the termination of its employees, if any, and for any financial obligations and liabilities in connection therewith or otherwise required in connection with the termination of its employees.

         9.8 BENEFIT ISSUES. Each of Nortel Communications Personnel Services Inc. and WilTel Services, Inc. will be responsible for the provision of benefits to NCS Transferring Employees and WilTel Transferring Employees (as identified in Section 9.1 hereof), as the case may be, in respect of periods prior to the Closing Date. Benefits will be provided to such Transferring Employees and to other employees of Nortel Communications Personnel Services Inc. and WilTel Services, Inc. after the Closing Date in accordance with the provision of
Section 9.1 and this Section 9.8.

                           (a) General. The participation of such employees in
                  employee benefit plans maintained by NTI and WCG will terminate no later than the Employee Transfer Date.

                           (b) Qualified Retirement Plans. The benefits such
                  employees earn pursuant to the Code Section 401(a) qualified retirement Plans maintained by Nortel Communications Personnel Services Inc. and WilTel Services, Inc. (including union-negotiated plans) will be paid in accordance with the terms of such plans.

                  Distribution of benefits from such plans shall be made in the form and at the time determined under the provisions of such plans.


                           (c) Leaves of Absence. Employees on short-term
                  disability, long-term disability or any other leave of absence status, who are able to return to work after the Employee Transfer Date, will have their reemployment rights determined by Newco. Any person who qualifies for long-term disability benefits on or before the Employee Transfer Date under either the employee benefit plans of NTI or WCG shall not be transferred to Newco and shall be entitled to receive the disability and other benefits, if any, provided by the employee benefit plans covering such person prior to the Employee Transfer Date. All employees of






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                  Nortel Communications Personnel Services Inc., and all
                  employees of WilTel Services, Inc. who are on short-term disability or other leave of absence status (other than long-term disability) shall be transferred to Newco on the Employee Transfer Date and Nortel Communications Personnel Services Inc., and WilTel Services, Inc. shall cease providing benefits to all such employees on the Employee Transfer Date. If Newco decides to provide any benefits to employees on short-term disability or other leave of absence status (other than long-term disability) after the Employee Transfer Date, such benefits shall be the responsibility and liability of Newco.


                           (d) Time Off. The liability for accrued vacations for
                  such employees will be transferred to Newco as of the Employee Transfer Date. At that time, all Newco employees will become subject to the Newco vacation schedule and the Newco holiday schedule.

                           (e) Ancillary. Educational Assistance commenced by
                  such employees before the Transfer Date will become the liability of Newco on the Employee Transfer Date.


                           (f) NCS Negotiated Plans. Effective as of the
                  Employee Transfer Date, Newco shall have the option to assume all liability for the Pension Plan for Bargaining Employees of Northern Telecom Inc. and/or to assume all liability for The Savings Plan for Bargaining Unit Employees of Northern Telecom Inc. on such terms as are agreed to by Newco and NTI. If Newco assumes either plan, it shall continue such plan with respect to individuals covered thereby on the Employee Transfer Date as the sponsoring employer pursuant to the terms of such plans and the collective bargaining agreements pursuant to which they were established.

                           (g) WilTel Negotiated Plans. Effective as of the
                  Employee Transfer Date, Newco shall have the option to assume all liability for the WilTel Union 401(k) savings plans listed on Schedule 9.8(g) on such terms as are agreed to by Newco and WCG. If Newco assumes a plan listed on Schedule 9.8(g), Newco shall continue such plan with respect to individuals covered thereby on the Employee Transfer Date as the sponsoring employer pursuant to the terms of such plans and the collective bargaining agreements pursuant to which they were established. Effective as of the Employee Transfer Date, Newco shall assume all liability for the WilTel multi-employer Plans which are listed on Schedule 4.12(g) (except for any withdrawal liabilities that were incurred prior to the Closing), and Newco shall continue such plans in accordance with applicable collective bargaining agreements.



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                           (h) Newco Benefits. The employee benefit plans
                  maintained by Newco on and after the Employee Transfer Date with respect to such employees, will recognize the service of such employees with NTI/NCS/Nortel Communications Personnel Services Inc. and WCG/WilTel/WilTel Services, Inc. for all purposes under such plans, with the exception of (i) service for benefit accrual under any defined benefit plan, or (ii) eligibility for retiree medical, if any.

                  Newco benefit plans which contain deductible benefit limits will provide credit for eligible amounts previously paid during 1997 as deductibles by employees who were covered by the Nortel Communications Personnel Services Inc. or WilTel Services, Inc. benefit plans as of the Employee Transfer Date.

         9.9 COMPENSATION. Salary increase programs for Transferring Employees originally scheduled to occur in 1997 after the Employee Transfer Date will be implemented as previously scheduled.

         9.10 RELOCATION. Nortel Communications Personnel Services Inc. and WilTel Services, Inc. will complete the relocation of NCS Transferring Employees and WilTel Transferring Employees whose relocations have commenced prior to the Closing Date, in accordance with the policies and procedures of the respective company which initiated the relocation. Nortel Communications Personnel Services Inc. and WilTel Services, Inc. will consult with Newco during the period between the Closing Date and the Employee Transfer Date concerning the relocation of any employees whose relocation has not commenced prior to the Closing Date. The expense of any such relocation, whether commenced before or after the Closing Date, shall be reimbursed by Newco.


                                    ARTICLE X
                              ADDITIONAL AGREEMENTS

         10.1 LINE OF CREDIT. NTI and WCG agree to use reasonable efforts to negotiate mutually acceptable credit agreements in an appropriate amount (or other standby credit arrangements), which will provide Newco financing for a period up to twelve months following the Effective Date. Nothing herein shall be construed as to require NTI or any of its Affiliates, or WCG or any of its Affiliates, to provide credit support of any kind to Newco.


         10.2 NETWORK SERVICES AGREEMENT. For so long as an Affiliate of Williams is a member of Newco, Newco will use WCG, or a WCG Affiliate, as Newco's vendor-of-choice for telecommunications network services (subject, however, to Newco's reasonable requirements for network and vendor diversity), provided that WCG offers



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such services necessary or desirable to the operation by Newco of its network
(i) that are substantially equivalent, in quality, performance and scope, to those offered by other providers of such services, and (ii) at prices and on terms at least as favorable as those offered by other providers of such services.

         10.3 DELIVERY OF CORPORATE DOCUMENTS. Each of NTI and WCG shall deliver to Newco, on or before the Closing Date, all Records, including computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the NCS Business or the NCS Assets or the WilTel Business or the WilTel Assets, respectively, stored on any electronic media, including computers. NTI and WCG shall be entitled to retain the historical books and records relating to the NCS Business and WilTel Business, respectively, to the extent the books and records are not necessary for the ongoing operations of the NCS Business and WilTel Business by Newco. NTI and WCG shall provide to Newco copies of all personnel and employee benefit files with respect to any Transferred Employees of such companies. Each of NTI and WCG agrees that Newco and its authorized representatives shall have the right to inspect and, at Newco's expense, copy, at any time during regular business hours for any proper purpose, the corporate, accounting, auditing and tax books, records (including work papers) and other books and records but only so far as they relate to NCS, the NCS Business, the NCS Assets or the NCS Transferred Employees in the possession of NTI or its Affiliates, and as they relate to WilTel, the WilTel Business, the WilTel Assets or the WilTel Transferred Employees in the possession of WCG or its Affiliates. For a period of seven years following the Effective Date, NTI and WCG agree that they will not dispose of or destroy any such books and records without having first offered to deliver the same to Newco.

         10.4 ACCESS TO INFORMATION. Each Party covenants and agrees to cause Newco to provide full and complete cooperation and assistance to each of the Parties and its Affiliates following the Closing and to provide full and complete access to the corporate, accounting, auditing and tax books, records (including work papers) and other books and records relating to Newco, and to Newco's premises and employees, to the extent that such Party or Parties reasonably require such information to complete tax returns, to verify the Product Mix as defined in the LLC Agreement, to investigate, enforce or defend against Claims for indemnification pursuant to Article XI or third party Claims against any such Party or Parties, or for similar purposes. For a period of seven years following the Effective Date, each of NTI and WCG agree to cooperate to cause Newco not to dispose of or destroy any such books and records without having first offered to deliver the same to NTI and WCG, respectively.

         10.5 NONDISCLOSURE OF PROPRIETARY INFORMATION.

                  (a) Each of NTI and WCG agrees that, for a period beginning on the Closing Date and ending on the second anniversary date of the disposition by NTI or WCG, respectively (or, to the extent such interest has been transferred to an Affiliate



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of such Party as permitted by the LLC Agreement, by such Affiliate), of its interest in Newco to a Person that is not a wholly owned subsidiary of such Party's Parent, it and its Affiliates will apply the same standards and treat
(i) Newco's confidential or proprietary information and (ii) the terms and conditions of this Agreement and the other agreements required pursuant hereto as it does its Affiliates' confidential or proprietary information with respect to maintaining the confidentiality thereof. Notwithstanding the foregoing, each Party and its Affiliates may disclose information that (A) is required to be disclosed by applicable state or federal tax or securities laws to the extent, and only to the extent, the laws require the disclosure and such Party provides Newco prior written notice of its intent to provide the disclosure and the general text of the disclosure, and the disclosure is consented to by Newco, which consent shall not be unreasonably withheld, or (B) is required to be disclosed by a court or administrative body of competent jurisdiction; provided that, if a Party or its Affiliates are served or threatened with litigation that would require such Party or its Affiliate to disclose the information, such Party or the Affiliate shall tender to Newco the opportunity to defend, at its cost, against the disclosure.

                  (b) Each Party acknowledges that all documents and objects containing or reflecting any NCS Owned Intellectual Property and Software or WilTel Owned Intellectual Property and Software, whether developed by such Party or by someone else for it or any of its Affiliates, will become the exclusive property of Newco after the Effective Time and will be delivered to Newco. Newco will not share such NCS Owned Intellectual Property and Software or WilTel Owned Intellectual Property and Software with NTI, WCG or any of their Affiliates unless sold or licensed in an arms length transaction, provided, however, that any software effectively available to any Affiliate as of February 28, 1997, will continue to be available at the existing terms and conditions.

         10.6 ADMINISTRATIVE SERVICES. Each of NTI and WCG agrees that it, or its respective Affiliates, will make available to Newco, for a period of twelve months following the Effective Date, certain administrative services including, advertising, public relations, and accounting, at such Party's cost (including a reasonable overhead allocation), not to exceed the amounts charged to NCS or WilTel, respectively, during 1996 as reflected in the NCS Financial Statements or the WilTel Financial Statements, as the case may be, and subject to the provision that such administrative services, as a whole, shall be generally rendered on a basis not less favorable to Newco than on a competitive basis and on arm's-length conditions for services of the same or better quality. The terms and conditions under which such services shall be made available and provided to Newco will be set forth in Administrative Services Agreements, in substantially the forms attached hereto as Exhibits K and L. In no event will either Party be obligated to provide any services to Newco that are not currently being provided to such Party by its Parent or its Affiliates.




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




         10.7 FURTHER ASSURANCES BY THE PARTIES. Each of the Parties to this Agreement, at any time or times, on and after the Closing Date, shall, without further consideration, execute, acknowledge and deliver any further bills of sales, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Newco, and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by Newco, (i) for the purpose of assigning, transferring, granting, conveying, vesting, confirming to and merging with Newco, as the case may be, or reducing to its possession, any or all of the NCS Assets, the WilTel Assets and (ii) for effectuating the transfer of operational control of the NCS Business and the WilTel Business, and (iii) for the purpose of enabling Newco to comply with, defend against, or contest any claim of violation of any contract, federal, state or municipal law, ordinance, directive, order, regulation or requirement. Each of the Parties shall, after the Closing, also furnish Newco with such information and documents in such Party's possession or under such Party's control or which any of the Parties can execute or cause to be executed, as will enable Newco to prosecute any and all pending Claims, applications and the like which may be assigned hereunder.

         10.8 THIRD PARTY CONSENTS. Each of NTI and WCG shall use its reasonable efforts to obtain the consents of third parties as are necessary for the assignment and/or merger of NCS Assets and the merger of WilTel, respectively. To the extent that any of NCS Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained and the respective condition to Closing has been waived by WCG, such assets shall be held by NTI in trust for Newco and shall be performed by Newco in the name of NTI and all benefits and obligations derived thereunder shall be for the account of Newco, and, to the extent that any of the WilTel Assets are not assignable by merger by the terms thereof or consents to the merger cannot be obtained and the respective condition to closing has been waived by NTI, such assets shall be held by WCG or the respective WCG Subsidiary, as the case may be, in trust for Newco and shall be performed by Newco in the name of WCG, or such WCG Subsidiary, and all benefits and obligations derived thereunder shall be for the account of Newco; provided that where entitlement of Newco to those NCS Assets or WilTel Assets is not recognized by any third party, NTI or WCG, or the WCG Subsidiaries, as the case may be, shall, at the request of Newco, enforce in a reasonable manner, for the account of Newco, any and all rights of NTI or WCG, or the WCG Subsidiaries, as the case may be, against the third party. All reasonable costs and expenses incurred by NTI or WCG, or the WCG Subsidiaries or, with respect to the performance or enforcement of the above-described NCS Assets and WilTel Assets, respectively, shall be paid or reimbursed by Newco.

         10.9 INTELLECTUAL PROPERTY LICENSE AGREEMENT. NTI or its Affiliates shall allow Newco to use the tradenames Nortel and Nortel Design? and related logos and designs to facilitate the orderly change of signs, stationery and promotional material used in connection with the NCS Business to those of Newco, until December 31, 1997, and




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certain other Intellectual Property and Software as provided in the Intellectual
Property License Agreement substantially in the form attached hereto as Exhibit
M.

         10.10 TAX MATTERS.

                  (a) Tax Returns and Payment of Taxes. NTI and WCG will prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns (including any amendments thereto) for their respective Affiliates for any taxable period ending on or prior to the Closing Date, (any such period being referred to herein as a "Pre-Closing Period") and will pay all Taxes for their respective Affiliates for Pre-Closing Periods. As provided in and subject to the terms of the LLC Agreement, Newco will prepare and file, or will cause to be prepared and filed, all Tax Returns relating to Newco for all subsequent periods, and Newco will pay all Taxes for all taxable periods which do not constitute Pre-Closing Periods. Real property taxes will be allocated among NTI, WCG and Newco in accordance with Section 164(d) of the Code.

                  (b) Control of Contest. Each of NTI, WCG and Newco will have the right, at its own expense, to control any audit or determination by any taxing authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which such party (or any of its affiliates) is charged with responsibility for filing a Tax Return under this Agreement. Newco will promptly forward to NTI and WCG all written notifications and other written communications from any Taxing authority received by Newco relating to any liability for Taxes for any taxable period for which NTI or WCG is charged with payment responsibility under this Agreement. Newco will assist NTI and WCG to take any and all actions with respect to any proceedings for any such taxable period. The failure by Newco to provide any such notice to NTI or WCG within twenty (20) Business Days of receipt by Newco of such notice will relieve NTI and WCG from any obligations with respect to the subject matter of any notification not so forwarded, but only to the extent that such late notice materially prejudices NTI's or WCG's ability to contest such assessment or Tax.

                  (c) (i) Access to Information. Newco will provide NTI and WCG, and NTI and WCG will provide to Newco, with the right, at reasonable times and upon reasonable notice, to have access to and to copy and use any records or information and personnel which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, any audit or other examination by any taxing authority, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder will reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section 10.10 (c)(i) will be treated as confidential information and will be used solely in connection with the matter for which it was requested.

                           (ii) Retention of Records. For a period of seven (7)
years from the Closing Date, Newco will not dispose of or destroy any of the business records or files of NTI and WCG in existence on the Closing Date directly relating to Taxes without first offering to turn over possession thereof to NTI and WCG by written notice to NTI and WCG at least thirty (30) days prior to the proposed date of such disposition or destruction.

         10.11 INSURANCE MATTERS. To the extent that insurance coverage maintained by either WCG or NTI is available, in excess of any deductible, retention or full indemnity program, with respect to any Loss suffered by Newco in respect of an event occurring on or before the Closing or relating to periods ending on or before such date, at the request of Newco and subject to reimbursement of costs by Newco, NTI or WCG, as appropriate, shall make a claim against such insurance and any insurance proceeds from such insurance will be for the benefit of Newco for any relevant Loss of Newco, up to the amount of such Loss. Each of the Parties shall have the right to control, at its expense, subject to consultation with Newco, the defense of third-party Claims in respect of which such Party expects that insurance coverage under its policies may be available in respect of all or a portion of such claims (subject to any applicable deductible under such insurance coverage).

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 INDEMNITY OBLIGATION.

                  (a) NTI Indemnification. Subject to the provisions of this
Article XI, NTI shall indemnify and hold harmless WCG, its Party Indemnitees and Newco against any and all Losses resulting from or arising out of:

                           (i) any breach of a representation or warranty made
                  by NTI in this Agreement or any Schedule or Exhibit hereto;

                           (ii) the breach of any covenant, agreement or
                  obligation of NTI contained in this Agreement or any Schedule or Exhibit hereto; and

                           (iii) the NTI Retained Liabilities.

NTI shall compensate directly WCG for 70% of any Losses resulting from or arising out of any matter described in subparagraphs (a)(i) of this Section 11.1 and Newco shall be deemed to be compensated thereby and shall have no right of recovery with respect to any such matters.

NTI shall compensate directly Newco for any Losses resulting from or arising out of any matter described in subparagraph (a)(iii) of this Section 11.1 and WCG shall be deemed to be compensated thereby and shall have no right of recovery with respect to any such matter.

The total obligation of NTI and NTL taken together to indemnify under this Section and under Section 11.1(a) of the TTS Agreement, shall in no event exceed ****.

                  (b) WCG Indemnification. Subject to the provisions of this
Article XI, WCG shall indemnify and hold harmless NTI, its Party Indemnitees and Newco against any and all Losses resulting from or arising out of:

                           (i) any breach of a representation or warranty made
                  by WCG in this Agreement or any Schedule or Exhibit hereto;

                           (ii) the breach of any covenant, agreement or
                  obligation of WCG contained in this Agreement or any Schedule or Exhibit hereto; and

                           (iii) the WCG Retained Liabilities.

WCG shall compensate directly NTI for 30% of any Losses resulting from or arising out of any matter described in subparagraph (b)(i) of this Section 11.1 and Newco shall be deemed to be compensated thereby and shall have no right of recovery with respect to any such matters.

WCG shall compensate directly Newco for any Losses resulting from or arising out of any matter described in subparagraph (b)(iii) of this Section 11.1 and NTI shall be deemed to be compensated thereby and shall have no right of recovery with respect to any such matter.

The total obligation of WCG to indemnify under subparagraph 11.1(b)(i) shall in no event exceed ****.

                  (c) The breach of a specific representation, warranty or agreement by a Party shall be determined whether or not, apart from such specific representation, warranty or agreement, the transactions provided for in this Agreement prove to be more favorable to the other Party, and whether or not the facts and circumstances covered by one or more of the other representations, warranties or agreements made by such Party prove to be more favorable than so represented and warranted.

                  (d) All Claims for indemnification under this Section 11.1 (the party claiming indemnification and the party against whom such Claim for indemnification is being made are hereinafter referred to as "Indemnified Party" and the "Indemnifying Party", respectively) shall be reduced by the amount of any insurance proceeds


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

effectively received by or benefiting the Indemnified Party with respect to the relevant Loss or liability subject, as the case may be, to the application of
Section 10.11.

                  (e) Except with respect to Claims under subparagraphs (a)(iii) and (b)(iii) of this Section 11.1, (i) no Claim shall be capable of assertion under Section 11.1 unless it pertains to a Loss with a monetary value of **** or more, on a matter by matter basis (whereby a series of connected Losses that are substantially identical in nature and that have arisen out of substantially identical events, circumstances or conditions shall be deemed to constitute one
Loss); and (ii) a Party (including its Party Indemnitees) shall only be entitled to indemnification under this Section 11.1 to the extent that the total amount of Losses suffered by it, its Party Indemnitees or Newco as a result of misrepresentation or breach by the other Party, exceed a deductible of **** (such deductible being hereinafter referred to as the " General Deductible").

                  (f) Newco shall be entitled to indemnification under this
Section 11.1 with respect to Litigation Claims against a Party only to the extent that the total amount of Losses suffered by Newco arising out of Litigation Claims against such Party exceed a deductible of **** (such deductible being hereinafter referred to as such Party's "Litigation Deductible").

         11.2 PROCEDURE. All Claims for indemnification by a Person under this
Article XI shall be asserted and resolved as follows:

                  (a) Whenever any Claim, Litigation Claim or oral demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder (which shall be deemed to include any Claim or Litigation Claim which falls within, and exhausts any part of such Party's Deductible) is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall, within 30 days of the receipt thereof, give notice (a "Claim Notice") to the Indemnifying Party of such Claim, Litigation Claim or oral demand, specifying the nature of and specific basis for such Claim, Litigation Claim or oral demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnified Party in its effort to collect indemnification hereunder in respect of such Claim, Litigation Claim or oral demand. To the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such Claims or oral demands shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this Article XI, but only to the extent of the Loss directly attributable to such failure to notify, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this Article XI. The Indemnifying Party shall, within 20 days of the receipt of a Claim Notice, notify the Indemnified Party as to whether it accepts, in whole or in part, its indemnity obligation under Section 11.1(a) or (b) (subject, as the case may be, to the Indemnified Party's General or Litigation


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

Deductible), in which case, the Indemnifying Party shall assume and thereafter conduct the defense thereof; provided that the Indemnified Party shall be entitled to participate in the defense thereof at its own expense. If the Indemnifying Party disputes liability under this Section 11.1(a) or (b), as the case may be, or otherwise fails to defend within a reasonable time after notice, the Indemnified Party will have the right to undertake the defense, at the risk of the Indemnifying Party and subject, as the case may be, to the Indemnified Party's right to claim indemnification from the Indemnifying Party for the cost of defense. The consent to the entry of any judgment or settlement of any claim hereunder by the Indemnifying Party may only be made upon the prior approval by the Indemnified Party, which approval shall not be unreasonably withheld, unless the judgment or proposed settlement involves only the payment of money damages (which would be paid by the Indemnifying Party) with a full release of the Indemnified Party, and does not impose any injunction, conditions, or other equitable relief on the Indemnified Party in which case consent is not required.

                  (b) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claim, Litigation Claim or oral demand that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim, Litigation Claim or oral demand in question, in making any counterclaim against the Person asserting the third party Claim, Litigation Claim or oral demand, or any cross-complaint against any Person other than an Affiliate of the Indemnified Party. The Indemnifying Party shall reimburse such Indemnified Party for reasonable out-of-pocket expenses incurred by the Indemnified Party in such cooperation.

                  (c) If any Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a Claim, Litigation Claim or oral demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. Subject always to application of the relevant General or Litigation Deductible, reimbursement of any Losses incurred by the Indemnified Party pursuant to this Article XI shall be made within 30 days after documentation is sent to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party disputes such claim, such dispute shall be resolved in the manner set forth in Article XIV hereof.

         11.3 FAILURE TO PAY INDEMNIFICATION. If and to the extent the Indemnified Party shall make written demand upon the Indemnifying Party for indemnification pursuant to this Article XI, and the Indemnifying Party shall refuse to accept its indemnity obligations under Section 11.1 (subject always to applicable General or Litigation Deductibles) or otherwise fail to pay in full within the period specified herein the amounts demanded pursuant hereto and in accordance herewith, then the Indemnified Party may utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of its damages to the extent covered by such indemnities plus all costs, including reasonable attorneys' fees incurred in connection with such collection efforts. Nothing contained herein is intended to limit or constrain the Indemnified Party's rights against the Indemnifying Party for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnified Party.


         11.4 SURVIVAL OF OBLIGATIONS. Except as otherwise expressly provided for in the following sentence, the representations, warranties, covenants, agreements and undertakings of NTI and WCG contained in this Agreement shall be deemed remade at and shall survive the Closing until the expiration of eighteen (18) months following the Closing. The representation and warranties, convenants, agreements and undertakings of NTI and WCG: (i) contained in Sections 3.4 and 4.4 hereof (the "Title Representations") shall survive the Closing until the fourth (4th) anniversary thereof and will thereupon expire together with any right of indemnification with respect to breaches of the Title Representations, (ii) contained in Sections 3.10 and 4.10 hereof (the "Environmental Representations") shall survive the Closing until the Second
(2nd) anniversary thereof and will thereupon expire together with any right of indemnification with respect to breaches of the Environmental Representations,
(iii) contained in Sections 3.7, 3.12, 4.7, 4.12, the last paragraph of 8.2, and
Article IX hereof (the "Employment and Tax Representations and Covenants") shall survive the Closing for a period ending ninety (90) days after the expiration of the applicable statute of limitation, as the same may be extended from time to time, and thereupon expire together with any right of indemnification with respect to Employment and Tax Representations and Covenants; and (iv) contained in Sections 2.5 and 10.11 shall survive the Closing until the third (3rd) anniversary thereof and will thereupon expire together with any right of indemnification with respect thereto; provided that, if a Claim or oral demand for indemnification (including, without limitation, any notice of any Litigation Claim) has been made or given within the applicable survival period and has not been resolved as of the expiration of such period, such Claim (and, if the claim results from a breach of a representation, warranty, covenant, agreement or undertaking, such representation, warranty, covenant, agreement or undertaking) shall survive until the final resolution of such Claim.


         11.5 EXCLUSIVE REMEDY. With respect to all Losses indemnified under this Article XI, the indemnities provided herein shall be deemed the sole and exclusive remedies available to the Members, their respective parents and Affiliates, and to Newco.

                                   ARTICLE XII
                                   TERMINATION

         12.1 EFFORTS TO SATISFY CONDITIONS. WCG and NTI shall agree to use their reasonable efforts to bring about the satisfaction of the conditions specified in Article VI hereof.

         12.2 TERMINATION. The obligations to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of WCG and NTI;

                  (b) WCG, if a default shall be made by NTI in the observance or performance by it of any agreements and covenants of NTI herein contained, or if there shall have been a misrepresentation made in Article III by NTI, provided that with respects to any such default or misrepresentation WCG shall have provided five (5) Business Days notice with an opportunity for NTI to cure within such period if capable of cure;

                  (c) NTI, if a default shall be made by WCG in the observance or performance by it of any agreements and covenants of WCG herein contained, or if there shall have been a misrepresentation made in Article IV by WCG provided that with respect to any such default or misrepresentation NTI shall have provided five (5) Business Days notice with an opportunity for WCG to cure within such period if capable of cure; or

                  (d) By either WCG or NTI if the Closing shall not have occurred by July 1, 1997.

         XII.3 LIABILITY UPON TERMINATION. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 12.2(a) and (d), then neither party shall be under any liability to the other party hereto; provided, however, that nothing herein shall relieve any party from liability for any breach of or default under this Agreement occurring prior to such termination. Except as set forth in this
Section 12.3, the rights of the parties shall not terminate upon the failure to close the transactions contemplated hereby.


                                  ARTICLE XIII
                                    EXPENSES

         Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each Party agrees to pay, without right of reimbursement from any other Party, the costs incurred by the Party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by the Party in connection with the transactions contemplated by this Agreement. The pre-formation and pre-organization costs of Newco shall be shared equally by NTI and WCG; provided that the incurrence of any such costs shall be pre-approved in writing by NTI and WCG.

                                   ARTICLE XIV
                             RESOLUTION OF DISPUTES

         The Parties agree that, except as otherwise specifically provided herein, all disputes under this Agreement shall be resolved in accordance with the procedures set forth in Exhibit N hereto.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         15.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission with confirmation by certified mail or overnight delivery service addressed as follows:

                  If to NTI:

                           Northern Telecom Inc.
                           2221 Lakeside Boulevard
                           Richardson, Texas 75082
                           (Attention: Richard T. Faletti, Vice President)
                           Facsimile: (972) 684-3999


                  and copy to:

                           Northern Telecom Inc.
                           2221 Lakeside Boulevard
                           Richardson, Texas 75082
                           (Attention: Richard R. Standel, Vice President, Secretary and General-Counsel)
                           Facsimile: (972) 685-3011

                  If to WCG:

                           One Williams Center
                           Tulsa, Oklahoma 74172
                           Attention: Henry C. Hirsch, CEO
                           Facsimile Number: (918) 561-6024

                  and copy to:

                           One Williams Center, 41-3
                           Tulsa, Oklahoma 74172
                           Attention: David P. Batow, General Counsel
                           Facsimile Number: (918) 588-3005

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 15.1. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         15.2 GOVERNING LAW. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

         15.3 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the certificates, documents, instruments, writings and any other agreements contemplated hereby that are delivered pursuant hereto, set forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by any Party that is not embodied in this Agreement and Exhibits hereto and the Organizational Agreements, the certificates, documents, instruments, writings and any other agreements contemplated hereby that are delivered pursuant hereto, and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         15.4 ASSIGNMENT. No Party to this Agreement may sell, transfer, assign, pledge or hypothecate its or his rights, interests or obligations under this Agreement. Nothing herein is intended to restrict the transferability of the Membership Interests (as defined in the LLC Agreement), which is governed by the LLC Agreement.

         15.5 SUCCESSORS. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors and permitted assigns.

         15.6 AMENDMENTS; WAIVER. This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives any of the terms herein, executed by all Parties intended to be bound thereby or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation or warranty, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

         15.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         15.8 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15.9 NO THIRD PARTY BENEFICIARIES. Except for Newco, or to the extent an Affiliate of either Party is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any Party hereto, it being the intention of the Parties hereto that no Person or entity shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         15.10 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by the Parties hereto, and this Agreement shall be deemed to have been drafted by all of the Parties hereto.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

                                         NORTHERN TELECOM INC.




                                  By: /s/
                                     ---------------------------------------


                                  Its:    Vice President
                                      --------------------------------------


                                         WILLIAMS COMMUNICATIONS GROUP, INC.




                                  By:  /s/ [S. MILLER WILLIAMS]
                                     ---------------------------------------


                                  Its:    Senior Vice President
                                      --------------------------------------

                            CERTIFICATE OF FORMATION

                                       OF

                           WILTEL COMMUNICATIONS, LLC



         This Certificate of Formation of WilTel Communications, LLC (the "LLC"), dated April 1, 1997, is being duly executed and filed by Howard E. Janzen, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is WilTel Communications, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                  /s/ HOWARD E. JANZEN
                                                  ------------------------------
                                                      Howard E. Janzen
                                                      Authorized Person

                     EXHIBIT UPDATES TO FORMATION AGREEMENT



                                    EXHIBIT B
                         CERTIFICATE OF MERGER OF WILTEL



This Exhibit has been updated pursuant to the Amendment Agreement to Formation Agreement.

                              CERTIFICATE OF MERGER
                                       OF
                    WILLIAMS TELECOMMUNICATIONS SYSTEMS, INC.
                                      INTO
                           WILTEL COMMUNICATIONS, LLC

         Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of Delaware (the "General Corporation Law") and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the "Act"), the undersigned limited liability company does hereby certify:

         FIRST: The name of the jurisdiction of formation or organization and domicile of each of the constituent entities which is to merge are as follows:
WilTel Communications, LLC, a Delaware limited liability company, and Williams Tele communications Systems, Inc., a Delaware corporation.

         SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged in accordance with Section 264(c) of the General Corporation Law and in accordance with Section 18-209 of the Act by: (i) Williams Telecommunications Systems, Inc. and (ii) WilTel Communications, LLC.

         THIRD: The name of the surviving limited liability company is WilTel Communications, LLC.

         FOURTH: The merger of Williams Telecommunications Systems, Inc. into WilTel Communications, LLC shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

         FIFTH: The executed Agreement of Merger is on file at the principal place of business and an office of the surviving limited liability company. The address of the principal place of business and an office of the surviving limited liability company is One Williams Center, Tulsa, OK 74172.

         SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of WilTel Communications, LLC and to any person holding an interest in Williams Telecommunications Systems, Inc.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, the 30th day of April, 1997.


                                            WILTEL COMMUNICATIONS, LLC



                                            BY:  /s/ S. MILLER WILLIAMS
                                                 -------------------------------
                                                     as Authorized Person

                              CERTIFICATE OF MERGER

                                       OF

                       NORTEL COMMUNICATIONS SYSTEMS INC.

                                      INTO

                           WILTEL COMMUNICATIONS, LLC


             ------------------------------------------------------

                      Pursuant to Section 18-209(c) of the
             Limited Liability Company Act of the State of Delaware
                            and Section 264(c) of the
                General Corporation Law of the State of Delaware

             ------------------------------------------------------




                  WilTel Communications, LLC, a limited liability company organized under the Delaware Limited Liability Company Act with its principal office at One Williams Center, Tulsa, Oklahoma 74172, does hereby certify as follows:

                  FIRST: The name and jurisdiction of organization of each of the constituent entities to the merger are as follows:

                        Name                                        State of Organization
                        ----                                        ---------------------
         NORTEL Communications Systems Inc.                               Delaware
         WilTel Communications, LLC                                       Delaware

                  SECOND: An Agreement of Merger between the constituent entities to the merger (the "Agreement of Merger") has been approved and executed by each of the constituent entities in accordance with Section 18-209(b) of the Limited Liability Company Act of the State of Delaware and Section 264(c) of the Delaware General Corporation Law, as applicable.

         THIRD: The name of the surviving domestic limited liability company in the merger is WilTel Communications, LLC (the "Surviving Limited Liability Company").

         FOURTH: The Agreement of Merger is on file at the principal place of business of the Surviving Limited Liability Company. The address of the principal place of business of the Surviving Limited Liability Company is One Williams Center, Tulsa, Oklahoma 74172.

         FIFTH: A copy of the Agreement of Merger will be furnished by the Surviving Limited Liability Company, on request and without cost, to any stock holder of NORTEL Communications Systems Inc. and any member of WilTel Communications, LLC.

         SIXTH: The merger of the constituent entities shall become effective upon the filing hereof.

         IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 30th day of April 1997, and is being filed in accordance with Section 18-209(c) of the Limited Liability Company Act of the State of Delaware and
Section 264(c) of the General Corporation Law of the State of Delaware.

                                        WilTel Communications, LLC

                                        By: /s/ S. MILLER WILLIAMS
                                            -----------------------------------
                                                Name:  S. Miller Williams
                                                Title: Senior Vice President